EXHIBIT 99.9

Estimates

Fiscal Year Ending March 31, 2017

BRITISH COLUMBIA

Estimates

Fiscal Year Ending March 31, 2017

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of Finance.
Estimates of revenue and expenditure. ISSN 0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and expenditures — Periodicals.2.Budget — British Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of Finance and Corporate Relations. III. Title.

HJ13.B742	354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA) and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2016/17. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and forecast information for the 2015/16 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improve the cost of living for families; make investments in health care, education, transportation, and other priorities; and provide a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2016/17 Estimates are comprised of three separate sections:

1.              Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.              Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.              Summary — summarizes total voted and statutory (Special Account) expense, capital, and other financing transactions.

2.              Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.              Voted and Statutory Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.              Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.              Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.              Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2015/16 main Estimates to the restated 2015/16 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and reloaned to public bodies.

The expense disclosure in the Summary by Core Business only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. While these receipts are not considered government revenue, the payments into and out of the General Fund of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.              Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2016/17 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2014/15 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/14_15/pa14_15.htm.

2.              Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.              Consolidation — The 2016/17 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2016/17 Estimates

For comparative purposes, the 2015/16 Estimates and Forecast have been restated to be consistent with the 2016/17 Estimates presentation as follows:

1.              Consolidated Revenue Fund (CRF)

Presentation of the General Fund Appropriations

Schedule A presents a detailed reconciliation of the restatement of the General Fund operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2015/16 Estimates were presented to the Legislative Assembly on February 17, 2015; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes.

Presentation of the Ministry of Finance Vote

The Minister of Finance is responsible for the collection of Medical Services Plan (MSP) premiums. Certain billing and collection costs in the Revenue Division sub-vote, that were previously offset by MSP revenues recovered to the Vote, will now be shown as General Fund revenue. As a result, both the General Fund revenues and the ministry net Vote have been increased by $15 million. This change affects only CRF revenue and expense; in the summary financial statements, all external recoveries are included in total revenue and expenses are shown at gross amounts.

Presentation of the BC Prosperity Fund Operating Results

Schedule G presents the detailed operating results for the Consolidated Revenue Fund (CRF). Previously the General Fund was the only fund within the CRF and therefore the General Fund operating results represented the entire CRF operating results. With the creation of the BC Prosperity Fund as a special fund within the CRF, the presentation of the CRF operating results has been expanded to include the segmented operating results of the both the General Fund and the BC Prosperity Fund.

2.              Summary Financial Statements

Adoption of the Public Sector Accounting Standard PS3260, Liability for Contaminated Sites

During 2014/15, the new standard for contaminated sites was adopted retroactively with restatement beginning in that fiscal year. The cumulative effects of this change include an increase in liabilities of $273 million; a decrease in accumulated surplus (deficit), beginning of year, of $273 million; and a change in expense of nil.

ESTIMATES, 16/17

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17
		Financial Assets[3]
1,838,000	2,997,000	Cash and temporary investments	2,339,000
4,948,000	4,996,000	Receivables and inventories for resale	4,840,000
4,736,000	4,346,000	Loans and other investments	4,568,000
915,000	1,678,000	Sinking Funds	1,069,000
8,442,000	7,352,000	Equity in self-supported Crown corporations	8,213,000
21,830,000	21,616,000	Financed assets of self-supported Crown corporations [4]	23,414,000
42,709,000	42,985,000	Total Financial Assets	44,443,000

		Liabilities
8,188,000	8,354,000	Accounts payable and accrued liabilities	9,638,000
9,691,000	9,360,000	Deferred revenue	8,945,000
17,879,000	17,714,000		18,583,000
		Debt [5]
65,710,000	65,040,000	Total provincial debt	67,340,000
915,000	1,678,000	Add: Debt offset by sinking funds	1,069,000
(717,000)	(730,000)	Less: Guarantees and non-guaranteed debt	(714,000)
65,908,000	65,988,000	Financial statement debt before forecast allowance	67,695,000
250,000	250,000	Forecast allowance	350,000
66,158,000	66,238,000	Total Debt	68,045,000
84,037,000	83,952,000	Total Liabilities	86,628,000
(41,328,000)	(40,967,000)	Net Liabilities	(42,185,000)

		Non-Financial Assets[3]
40,930,000	40,505,000	Investment in capital assets (net) [6]	42,500,000
1,614,000	1,609,000	Restricted assets	1,664,000
1,427,000	1,581,000	Other assets	1,581,000
43,971,000	43,695,000	Total Non-Financial Assets	45,745,000
2,643,000	2,728,000	Accumulated Surplus (Deficit)	3,560,000

1     Figures have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. See Significant Presentation Changes for details.

3     Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4     Includes loans to Crown corporations for the purchase of capital assets.

5     Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

6     Investment in capital assets is reported net of amortization.

ESTIMATES, 16/17

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

46,365,000	46,992,000	Total Revenue	48,066,000
45,831,000	46,365,000	Total Expense	47,452,000
534,000	627,000	Surplus (Deficit) before forecast allowance	614,000
(250,000)	(250,000)	Forecast allowance	(350,000)
284,000	377,000	Surplus (Deficit)	264,000
2,260,000	3,029,000 [3]	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	3,406,000
2,544,000	3,406,000	Accumulated surplus (deficit) before comprehensive income	3,670,000
99,000	(678,000)	Accumulated comprehensive income of self-supported Crown corporations	(110,000)
2,643,000	2,728,000	Accumulated Surplus (Deficit), end of year	3,560,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2015/16
(534,000)	(627,000)	(Surplus) Deficit before forecast allowance [4]	(614,000)
(2,109,000)	(2,154,000)	Adjustment for non-cash items [5]	(2,256,000)
217,000	(18,000)	Self-supported Crown corporation retained earnings for the year [6]	293,000
133,000	449,000	(Increase) decrease in deferred revenue	415,000
(37,000)	64,000	Increase (decrease) in restricted and other assets	55,000
(1,135,000)	(597,000)	Working capital changes (net)	(2,098,000)
(3,465,000)	(2,883,000)	Operating Requirement (Repayment)	(4,205,000)
515,000	82,000	Loans, investments and other requirements (Schedule D)	222,000
—	—	Liquidation of consolidated revenue fund investments	—
4,000	701,000	Increase (decrease) in debt sinking fund balances	(609,000)
519,000	783,000	Investing Requirement (Repayment)	(387,000)
3,731,000	3,631,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	4,251,000
1,107,000	1,299,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,798,000
4,838,000	4,930,000	Financing Requirement	6,049,000

250,000	250,000	Forecast allowance	350,000

2,142,000	3,080,000	Net increase (decrease) in total debt	1,807,000
64,016,000	63,158,000	Total debt, beginning of year	66,238,000
66,158,000	66,238,000	Total Debt, end of year	68,045,000

1     Figures have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. See Significant Presentation Changes for details.

3     The actual balance as at the end of 2014/15 as reported in the 2014/15 Public Accounts.

4     For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

5     These adjustments include amortization of capital assets and valuation adjustments.

6     Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 16/17

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17
		Taxation Revenue
7,948,000	8,376,000	Personal income	8,216,000
2,630,000	2,788,000	Corporate income	2,791,000
5,970,000	5,956,000	Sales [3]	6,296,000
934,000	941,000	Fuel	948,000
1,261,000	1,216,000	Carbon	1,234,000
770,000	755,000	Tobacco	755,000
2,225,000	2,206,000	Property	2,305,000
928,000	1,490,000	Property transfer	1,239,000
460,000	510,000	Insurance premium	520,000
23,126,000	24,238,000	Total Taxation Revenue	24,304,000
		Natural Resource Revenue
344,000	151,000	Natural gas royalties	128,000
784,000	767,000	Crown land tenures	633,000
328,000	316,000	Other energy and minerals	272,000
835,000	833,000	Forests	812,000
466,000	463,000	Other natural resources	502,000
2,757,000	2,530,000	Total Natural Resource Revenue	2,347,000
		Other Revenue
2,399,000	2,425,000	Medical Services Plan premiums	2,549,000
3,235,000	3,350,000	Other fees and licences	3,446,000
1,137,000	1,143,000	Investment earnings	1,200,000
3,161,000	2,946,000	Miscellaneous[4]	3,210,000
9,932,000	9,864,000	Total Other Revenue	10,405,000
		Contributions from the Federal Government
6,142,000	6,146,000	Health and social transfers	6,471,000
1,504,000	1,513,000	Other federal government contributions [5]	1,537,000
7,646,000	7,659,000	Total Contributions from the Federal Government	8,008,000
		Self-supported Crown Corporations
653,000	653,000	British Columbia Hydro and Power Authority	692,000
881,000	970,000	Liquor Distribution Branch	983,000
1,206,000	1,221,000	British Columbia Lottery Corporation	1,233,000
210,000	(125,000)	Insurance Corporation of British Columbia	95,000
(101,000)	(86,000)	Transportation Investment Corporation	(102,000)
55,000	68,000	Other [6]	101,000
2,904,000	2,701,000	Net Earnings of Self-supported Crown Corporations	3,002,000
46,365,000	46,992,000	Total Revenue	48,066,000

1     Figures have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. See Significant Presentation Changes for details.

3     Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

4     Includes reimbursements for health care and other services provided to external agencies and other recoveries.

5     Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

6     Includes Columbia Power Corporation, BC Railway company, Columbia Basin Trust’s power projects, and other agencies’ self-supported subsidiaries.

ESTIMATES, 16/17

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

		Health
4,282,000	4,267,000	Medical Services Plan	4,476,000
1,144,000	1,144,000	Pharmacare	1,216,000
12,849,000	12,877,000	Regional services	13,194,000
786,000	792,000	Other healthcare expenses	752,000
19,061,000	19,080,000	Total Health	19,638,000
		Education
6,259,000	6,345,000	Elementary and secondary	6,350,000
5,454,000	5,487,000	Post-secondary	5,665,000
477,000	476,000	Other education expenses	461,000
12,190,000	12,308,000	Total Education	12,476,000
		Social Services
1,605,000	1,605,000	Social assistance	1,689,000
1,258,000	1,256,000	Child welfare	1,372,000
245,000	237,000	Low income tax credit transfers	250,000
901,000	905,000	Community living and other services	957,000
4,009,000	4,003,000	Total Social Services	4,268,000

1,423,000	1,511,000	Protection of persons and property	1,468,000
1,713,000	1,679,000	Transportation	1,846,000
1,867,000	2,333,000	Natural resources and economic development	2,018,000
1,290,000	1,244,000	Other	1,343,000
350,000	350,000	Contingencies	450,000
1,280,000	1,279,000	General government	1,310,000
2,648,000	2,578,000	Debt servicing	2,635,000
45,831,000	46,365,000	Total Expense	47,452,000

1     Figures have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. See Significant Presentation Changes for details.

ESTIMATES, 16/17

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

69,565	69,565	Legislative Assembly	69,565
52,387	55,387	Officers of the Legislature	53,576
9,028	9,028	Office of the Premier	8,998
86,883	86,883	Ministry of Aboriginal Relations and Reconciliation	85,772
1,961,178	1,961,178	Ministry of Advanced Education	1,985,501
80,229	80,229	Ministry of Agriculture	81,472
1,378,927	1,378,927	Ministry of Children and Family Development	1,451,160
228,470	228,470	Ministry of Community, Sport and Cultural Development	258,579
5,498,443	5,549,443	Ministry of Education	5,608,854
27,825	40,825	Ministry of Energy and Mines	28,211
150,467	150,467	Ministry of Environment	149,745
248,082	262,082	Ministry of Finance	253,423
608,140	922,140	Ministry of Forests, Lands and Natural Resource Operations	670,991
17,445,462	17,445,462	Ministry of Health	17,967,956
48,521	48,521	Ministry of International Trade	50,291
195,379	195,379	Ministry of Jobs, Tourism and Skills Training	196,734
474,762	474,762	Ministry of Justice	490,996
444,265	444,265	Ministry of Natural Gas Development	452,920
668,098	668,098	Ministry of Public Safety and Solicitor General	681,337
2,914	2,914	Ministry of Small Business and Red Tape Reduction	3,862
2,592,987	2,592,987	Ministry of Social Development and Social Innovation	2,739,239
479,013	479,013	Ministry of Technology, Innovation and Citizens’ Services	491,997
843,382	923,382	Ministry of Transportation and Infrastructure	857,824
1,266,645	1,187,621	Management of Public Funds and Debt	1,168,125
2,336,948	2,286,972	Other Appropriations	2,800,872
37,198,000	37,544,000	Total Appropriations	38,608,000
(20,000)	(16,000)	Elimination of transactions between appropriations [3]	(16,000)
—	(33,000)	Reversal of prior year over accruals	—
37,178,000	37,495,000	Consolidated Revenue Fund Expense	38,592,000
2,660,000	2,689,000	Expenses recovered from external entities [4]	2,790,000
(22,477,000)	(22,463,000)	Grants to service delivery agencies and other internal transfers [5]	(23,185,000)
17,361,000	17,721,000	Ministries and special offices program expense	18,197,000
		Service delivery agency expense [6]
5,786,000	5,828,000	School districts	5,861,000
5,382,000	5,446,000	Post-secondary institutions	5,586,000
13,446,000	13,584,000	Health authorities and hospital societies	13,798,000
3,856,000	3,786,000	Other service delivery agencies	4,010,000
28,470,000	28,644,000	Service delivery agency expense	29,255,000
45,831,000	46,365,000	Total Expense	47,452,000

1     Figures, other than appropriations, have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. See Significant Presentation Changes for details.

3     Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

4     Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

5     Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

6     See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Legislative Assembly
69,565	1	Legislative Assembly	69,565
69,565		Total Voted Appropriations	69,565
69,565		Total Appropriations	69,565

		Officers of the Legislature
16,945	2	Auditor General	17,097
567	3	Conflict of Interest Commissioner	701
11,080	4	Elections BC	9,385
5,636	5	Information and Privacy Commissioner	5,964
1,054	6	Merit Commissioner	1,054
5,802	7	Ombudsperson	7,117
3,165	8	Police Complaint Commissioner	3,428
8,138	9	Representative for Children and Youth	8,830
52,387		Total Voted Appropriations	53,576
52,387		Total Appropriations	53,576

		Office of the Premier
9,028	10	Office of the Premier	8,998
9,028		Total Voted Appropriations	8,998
9,028		Total Appropriations	8,998

		Ministry of Aboriginal Relations and Reconciliation
38,633	11	Ministry Operations	39,211
43,091	12	Treaty and Other Agreements Funding	41,949
81,724		Total Voted Appropriations	81,160

2,630	(S)	First Citizens Fund	1,650
2,529	(S)	First Nations Clean Energy Business Fund special account	2,962
5,159		Total Statutory Appropriations	4,612
86,883		Total Appropriations	85,772

		Ministry of Advanced Education
1,923,282	13	Ministry Operations	1,947,632
37,896	14	Government Communications and Public Engagement	37,869
1,961,178		Total Voted Appropriations	1,985,501
1,961,178		Total Appropriations	1,985,501

¹      For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Ministry of Agriculture
64,823	15	Ministry Operations	64,948
3,406	16	Agricultural Land Commission	4,524
68,229		Total Voted Appropriations	69,472

20,800	(S)	Production Insurance Account	20,800
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
12,000		Total Statutory Appropriations	12,000
80,229		Total Appropriations	81,472

		Ministry of Children and Family Development
1,378,927	17	Ministry Operations	1,451,160
1,378,927		Total Voted Appropriations	1,451,160
1,378,927		Total Appropriations	1,451,160

		Ministry of Community, Sport and Cultural Development
215,828	18	Ministry Operations	245,937
215,828		Total Voted Appropriations	245,937

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
8,442	(S)	University Endowment Lands Administration Account	8,442
12,642		Total Statutory Appropriations	12,642
228,470		Total Appropriations	258,579

		Ministry of Education
5,460,832	19	Ministry Operations	5,571,246
5,460,832		Total Voted Appropriations	5,571,246

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
7,610	(S)	Teachers Act Special Account	7,607
37,611		Total Statutory Appropriations	37,608
5,498,443		Total Appropriations	5,608,854

		Ministry of Energy and Mines
25,524	20	Ministry Operations	25,912
25,524		Total Voted Appropriations	25,912

2,301	(S)	Innovative Clean Energy Fund special account	2,299
2,301		Total Statutory Appropriations	2,299
27,825		Total Appropriations	28,211

¹      For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Ministry of Environment
118,122	21	Ministry Operations	117,182
11,610	22	Environmental Assessment Office	11,828
129,732		Total Voted Appropriations	129,010

1,800	(S)	Park Enhancement Fund special account	1,800
18,935	(S)	Sustainable Environment Fund	18,935
20,735		Total Statutory Appropriations	20,735
150,467		Total Appropriations	149,745

		Ministry of Finance
173,051	23	Ministry Operations	178,497
19,872	24	Gaming Policy and Enforcement	19,876
50,957	25	BC Public Service Agency	50,861
1	26	Benefits	1
243,881		Total Voted Appropriations	249,235

4,191	(S)	Insurance and Risk Management Account	4,178
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,201		Total Statutory Appropriations	4,188
248,082		Total Appropriations	253,423

		Ministry of Forests, Lands and Natural Resource Operations
380,310	27	Ministry Operations	426,148
63,165	28	Fire Management	63,164
443,475		Total Voted Appropriations	489,312

164,645	(S)	BC Timber Sales Account	181,659
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
164,665		Total Statutory Appropriations	181,679
608,140		Total Appropriations	670,991

		Ministry of Health
17,298,212	29	Ministry Operations	17,820,706
17,298,212		Total Voted Appropriations	17,820,706

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
17,445,462		Total Appropriations	17,967,956

¹      For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Ministry of International Trade
48,521	30	Ministry Operations	50,291
48,521		Total Voted Appropriations	50,291
48,521		Total Appropriations	50,291

		Ministry of Jobs, Tourism and Skills Training
194,879	31	Ministry Operations	196,234
194,879		Total Voted Appropriations	196,234

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
195,379		Total Appropriations	196,734

		Ministry of Justice
371,599	32	Ministry Operations	387,157
71,118	33	Judiciary	71,786
24,500	34	Crown Proceeding Act	24,500
7,544	35	Independent Investigations Office	7,552
1	36	British Columbia Utilities Commission	1
474,762		Total Voted Appropriations	490,996

8,577	(S)	Public Guardian and Trustee Operating Account	8,795
(8,577)		Less: Transfer from Ministry Operations Vote	(8,795)
—		Total Statutory Appropriations	—
474,762		Total Appropriations	490,996

		Ministry of Natural Gas Development
23,872	37	Ministry Operations	24,218
408,393	38	Housing	414,598
432,265		Total Voted Appropriations	438,816

12,000	(S)	Housing Endowment Fund special account	14,104
12,000		Total Statutory Appropriations	14,104
444,265		Total Appropriations	452,920

1 For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

² An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Ministry of Public Safety and Solicitor General
653,313	39	Ministry Operations	666,552
653,313		Total Voted Appropriations	666,552

—	(S)	Civil Forfeiture Account	—
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Statutory Appropriations	14,785
668,098		Total Appropriations	681,337

		Ministry of Small Business and Red Tape Reduction
2,914	40	Ministry Operations	3,862
2,914		Total Voted Appropriations	3,862
2,914		Total Appropriations	3,862

		Ministry of Social Development and Social Innovation
2,592,987	41	Ministry Operations	2,739,239
2,592,987		Total Voted Appropriations	2,739,239
2,592,987		Total Appropriations	2,739,239

		Ministry of Technology, Innovation and Citizens’ Services
479,013	42	Ministry Operations	491,997
479,013		Total Voted Appropriations	491,997
479,013		Total Appropriations	491,997

		Ministry of Transportation and Infrastructure
828,904	43	Ministry Operations	843,349
14,478	44	Emergency Program Act	14,475
843,382		Total Voted Appropriations	857,824
843,382		Total Appropriations	857,824

		Management of Public Funds and Debt
1,266,645	45	Management of Public Funds and Debt	1,168,125
1,266,645		Total Voted Appropriations	1,168,125
1,266,645		Total Appropriations	1,168,125

¹      For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 16/17

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹	Vote		Estimates
2015/16	No ²		2016/17

		Other Appropriations
350,000	46	Contingencies (All Ministries) and New Programs	450,000
1,001,447	47	Capital Funding	1,303,378
1	48	Commissions on Collection of Public Funds	1
1	49	Allowances for Doubtful Revenue Accounts	1
975,000	50	Tax Transfers	1,039,000
2,600	51	Auditor General for Local Government	2,595
2,081	52	Environmental Appeal Board and Forest Appeals Commission	2,083
3,818	53	Forest Practices Board	3,814
2,000		Electoral Boundaries Commission (Eliminated for 2016/17)	—
2,336,948		Total Voted Appropriations	2,800,872

2,336,948		Total Appropriations	2,800,872

		Summary
36,764,151		Total Voted Appropriations	38,155,598
433,849		Total Statutory Appropriations	452,402
37,198,000		Total Appropriations	38,608,000

¹      For comparison purposes, amounts shown for 2015/16 operating expenses have been restated to be consistent with the presentation of the 2016/17 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of International Trade

Ministry of Jobs, Tourism and Skills Training

Ministry of Justice

Ministry of Natural Gas Development

Ministry of Public Safety and Solicitor General

Ministry of Small Business and Red Tape Reduction

Ministry of Social Development and Social Innovation

Ministry of Technology, Innovation and Citizens’ Services

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	69,565	69,565

OPERATING EXPENSES	69,565	69,565

CAPITAL EXPENDITURES [2]	2,830	2,422
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the legislature, government organizations, and individuals for services described within this vote.

OPERATING EXPENSES
Members’ Services	36,279	36,075
Caucus Support Services	7,211	7,196
Office of the Speaker	418	382
Clerk of the House	1,017	896
Clerk of the Committees	628	635
Legislative Operations	13,161	13,435
Sergeant-at-Arms	4,862	5,026
Hansard	3,818	3,818
Legislative Library	2,171	2,102
	69,565	69,565
CAPITAL EXPENDITURES
Legislative Operations	2,830	2,422

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	40,586	40,320
Operating Costs	11,001	10,914
Government Transfers	—	10
Other Expenses	18,511	18,962
Internal Recoveries	(533)	(47)
External Recoveries	—	(594)
TOTAL OPERATING EXPENSES	69,565	69,565

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 2 — Auditor General	16,945	17,097
Vote 3 — Conflict of Interest Commissioner	567	701
Vote 4 — Elections BC	11,080	9,385
Vote 5 — Information and Privacy Commissioner	5,636	5,964
Vote 6 — Merit Commissioner	1,054	1,054
Vote 7 — Ombudsperson	5,802	7,117
Vote 8 — Police Complaint Commissioner	3,165	3,428
Vote 9 — Representative for Children and Youth	8,138	8,830

OPERATING EXPENSES	52,387	53,576

CAPITAL EXPENDITURES ²	1,035	1,305
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Auditor General	16,945	17,097	—	17,097
Conflict of Interest Commissioner	567	701	—	701
Elections BC	11,080	9,385	—	9,385
Information and Privacy Commissioner	5,636	5,966	(2)	5,964
Merit Commissioner	1,054	1,054	—	1,054
Ombudsperson	5,802	7,182	(65)	7,117
Police Complaint Commissioner	3,165	3,429	(1)	3,428
Representative for Children and Youth	8,138	8,832	(2)	8,830
TOTAL OPERATING EXPENSES	52,387	53,646	(70)	53,576

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	100	370	—	370
Conflict of Interest Commissioner	25	25	—	25
Elections BC	700	700	—	700
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	50	50	—	50
TOTAL CAPITAL EXPENDITURES	1,035	1,305	—	1,305

OFFICERS OF THE LEGISLATURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	16,945	17,097

CAPITAL EXPENDITURES
Auditor General	100	370

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	567	701

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	11,080	9,385

CAPITAL EXPENDITURES
Elections BC	700	700

OFFICERS OF THE LEGISLATURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for services described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	5,636	5,964

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,054	1,054

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies. The jurisdiction of the Ombudsperson extends to provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other Officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from Officers of the Legislature, other jurisdictions, and external organizations for services described within this vote.

OPERATING EXPENSES
Ombudsperson	5,802	7,117

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Police Complaint Commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for services described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	3,165	3,428

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families and young adults up to age 24 who are eligible to receive services from Community Living British Columbia, respecting designated services; and monitors, reviews, and audits the provision of designated services. This vote also provides for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from ministries, participants, and sponsoring organizations for services described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	8,138	8,830

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,271	37,354
Operating Costs	17,112	16,103
Government Transfers	74	74
Other Expenses	765	880
Internal Recoveries	(765)	(765)
External Recoveries	(70)	(70)
TOTAL OPERATING EXPENSES	52,387	53,576

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,028	8,998

OPERATING EXPENSES	9,028	8,998

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,463	3,153	(700)	2,453
Executive and Support Services	6,565	6,546	(1)	6,545

TOTAL OPERATING EXPENSES	9,028	9,699	(701)	8,998

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,463	2,453

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries; federal, provincial, territorial, and municipal governments; and other entities for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,041	3,033
Executive Operations	3,524	3,512
	6,565	6,545

Voted Appropriations Description: This sub-vote provides for the office of the Premier and includes salaries, benefits, allowances, and operating expenses for the Premier and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy ministers’ offices; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,028	8,998

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,918	8,000
Operating Costs	1,466	1,505
Government Transfers	521	546
Other Expenses	311	294
Internal Recoveries	(487)	(646)
External Recoveries	(701)	(701)
TOTAL OPERATING EXPENSES	9,028	8,998

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on the reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	38,633	39,211
Vote 12 — Treaty and Other Agreements Funding	43,091	41,949

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	2,630	1,650
First Nations Clean Energy Business Fund Special Account	2,529	2,962

OPERATING EXPENSES	86,883	85,772

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	14,086	14,155	(58)	14,097
Strategic Partnerships and Initiatives Division	19,180	20,089	(402)	19,687
Executive and Support Services	5,367	5,429	(2)	5,427
Treaty and Other Agreements Funding	43,091	52,461	(10,512)	41,949
First Citizens Fund Special Account	2,630	1,650	—	1,650
First Nations Clean Energy Business Fund Special Account	2,529	2,962	—	2,962

TOTAL OPERATING EXPENSES	86,883	96,746	(10,974)	85,772

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 11 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Negotiations and Regional Operations, Strategic Partnerships and Initiatives Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	14,086	14,097

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, revenue-sharing agreements, reconciliation agreements, and other agreements with First Nations and the federal government; and for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nation engagements, including development of government-to-government resource management protocols, cross-government coordination of First Nation consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also supports the development of non-treaty related policy in the areas of revenue sharing and reconciliation and produces provincial lands, resources, and governance mandates and policies that represent provincial interests at non-treaty tables. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information and strategic stakeholder engagement on regional initiatives and priorities; including guidelines on First Nation consultation, accommodation, and non-treaty policy and negotiations. Regional offices support agencies across government to coordinate engagements with First Nations; including providing day-to-day advice on relationships with First Nations, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	19,180	19,687

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Aboriginal people through non-treaty negotiations considered strategically important to furthering the sociocultural and natural resource development priorities of government, including revenue sharing and shared decision making, and by liaising with key First Nation business groups and organizations. This sub-vote also supports the development of treaty and non-treaty related policy in the areas of consultation, accommodation, revenue sharing and reconciliation; produces the provincial lands, resources, and governance mandates and policies that represent provincial interests at the treaty and other negotiation tables; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, and the transfer of Crown land; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within the treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, provincial ministries, and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. This sub-vote also provides for initiatives to close the socio-economic gaps between Aboriginal people and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal people, and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and innovation, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTED DESCRIPTIONS

($000)

	Estimates	Estimates
	2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	581
Corporate Services	4,785	4,846
	5,367	5,427

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation; including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also funds the ministry’s planning efforts, including strategic, service, and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	38,633	39,211

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTED DESCRIPTIONS

($000)

	Estimates	Estimates
	2015/16	2016/17

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs and operations described in the voted appropriation under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	43,091	41,949

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	43,091	41,949

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations under the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND
Statutory Appropriation
First Citizens Fund	2,630	1,650

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND
Statutory Appropriation
First Nations Clean Energy Business Fund special account	2,529	2,962

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,127	22,650
Operating Costs	7,849	7,954
Government Transfers	64,017	63,646
Other Expenses	2,504	2,500
Internal Recoveries	(4)	(4)
External Recoveries	(9,610)	(10,974)
TOTAL OPERATING EXPENSES	86,883	85,772

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	1,071	241
OPERATING TRANSACTIONS
Revenue	1,800	1,650
Expense	(2,630)	(1,650)
Net Revenue (Expense)	(830)	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	241	241

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,457	4,201
OPERATING TRANSACTIONS
Revenue	2,363	3,305
Expense	(2,529)	(2,962)
Net Revenue (Expense)	(166)	343

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	(90)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,201	4,544

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to champion innovation, inclusive communities, and an integrated post-secondary education system to maximize benefits to all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	1,923,282	1,947,632
Vote 14 — Government Communications and Public Engagement	37,896	37,869

OPERATING EXPENSES	1,961,178	1,985,501

CAPITAL EXPENDITURES ²	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,832,061	1,856,888	(2)	1,856,886
Student Services Programs	70,395	70,376	(2)	70,374
Private Training Institutions	—	3,492	(3,491)	1
Executive and Support Services	20,826	20,889	(518)	20,371
Government Communications	26,732	26,761	(103)	26,658
Strategic Initiatives	11,164	11,213	(2)	11,211

TOTAL OPERATING EXPENSES	1,961,178	1,989,619	(4,118)	1,985,501

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	504	504	—	504

TOTAL CAPITAL EXPENDITURES	504	504	—	504

MINISTRY OF ADVANCED EDUCATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 13 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,832,061	1,856,886

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for services described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	70,395	70,374

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations, the federal government, and parties external to government for services described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	—	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Trust Fund. Costs may be recovered from ministries, government organizations, and from private post-secondary institutions for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	595
Corporate Services	20,230	19,776
	20,826	20,371

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for corporate services to the ministry. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for services described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,923,282	1,947,632

MINISTRY OF ADVANCED EDUCATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 14 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Government Communications and Strategic Initiatives.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	26,732	26,658

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	11,164	11,211

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; the integration, warehousing, and dissemination of enterprise data, including provincial spatial information; service design and business transformation services; and key programs related to open government, including open data, open information, and citizen engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described in this sub-vote.

VOTE 14 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	37,896	37,869

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	49,064	51,760
Operating Costs	17,764	18,711
Government Transfers	1,913,462	1,937,787
Other Expenses	345	404
Internal Recoveries	(18,830)	(19,043)
External Recoveries	(627)	(4,118)
TOTAL OPERATING EXPENSES	1,961,178	1,985,501

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	64,823	64,948
Vote 16 — Agricultural Land Commission	3,406	4,524

STATUTORY APPROPRIATION
Production Insurance Account Special Account	20,800	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	80,229	81,472

CAPITAL EXPENDITURES ²	834	1,168
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	16,488	30,411	(13,867)	16,544
Business Development	39,745	50,754	(10,552)	40,202
BC Farm Industry Review Board	1,201	1,208	(2)	1,206
Executive and Support Services	7,389	6,998	(2)	6,996
Agricultural Land Commission	3,406	4,526	(2)	4,524
Production Insurance Account Special Account	12,000	12,001	(1)	12,000

TOTAL OPERATING EXPENSES	80,229	105,898	(24,426)	81,472

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	754	1,168	—	1,168
Agricultural Land Commission	80	—	—	—

TOTAL CAPITAL EXPENDITURES	834	1,168	—	1,168

MINISTRY OF AGRICULTURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 15 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Corporate Governance, Policy and Legislation	3,476	3,490
Plant and Animal Health	6,767	6,786
Food Safety and Inspection	6,244	6,267
Growing Forward	1	1
	16,488	16,544

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriations
Sector Development and Management Services	5,180	5,447
Innovation and Adaptation Services	11,482	11,641
Business Risk Management	23,083	23,114
	39,745	40,202

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood industry growth, agrifood business development, youth development, and agroforestry; and promotion of public support for the agriculture food sector. It also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,201	1,206

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals on regulated marketing issues, the hearing of appeals under the Agricultural Produce Grading Act, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTED DESCRIPTIONS

($000)

	Estimates	Estimates
	2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	506	506
Corporate Services	6,883	6,490
	7,389	6,996

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	64,823	64,948

MINISTRY OF AGRICULTURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 16 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	3,406	4,524

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 16 — AGRICULTURAL LAND COMMISSION	3,406	4,524

MINISTRY OF AGRICULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	20,800	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	12,000	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,441	30,329
Operating Costs	16,278	16,268
Government Transfers	32,993	33,359
Other Expenses	25,952	25,951
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	80,229	81,472

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account in 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	35,912	40,612
OPERATING TRANSACTIONS
Revenue	16,700	16,700
Expense	(20,801)	(20,801)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	4,700	4,700

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	40,612	45,312

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 17 — Ministry Operations	1,378,927	1,451,160

OPERATING EXPENSES	1,378,927	1,451,160

CAPITAL EXPENDITURES ²	2,379	1,519
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Years Services	301,507	305,881	(2)	305,879
Services for Children and Youth with Special Needs	285,460	305,434	(1,866)	303,568
Child and Youth Mental Health Services	80,141	80,931	(557)	80,374
Child Safety, Family Support and Children in Care Services	501,969	586,083	(49,165)	536,918
Adoption Services	27,728	30,680	(2)	30,678
Youth Justice Services	44,718	63,142	(17,985)	45,157
Service Delivery Support	118,429	134,047	(227)	133,820
Executive and Support Services	18,975	15,447	(681)	14,766
TOTAL OPERATING EXPENSES	1,378,927	1,521,645	(70,485)	1,451,160

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Service Delivery Support	2,379	1,519	—	1,519

TOTAL CAPITAL EXPENDITURES	2,379	1,519	—	1,519

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 17 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Early Years Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY YEARS SERVICES

Voted Appropriation
Early Years Services	301,507	305,879

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	285,460	303,568

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	80,141	80,374

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	501,969	536,918

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Aboriginal children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	27,728	30,678

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	44,718	45,157

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	118,429	133,820

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; the Provincial Office of Domestic Violence; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	603	602
Corporate Services	18,372	14,164
	18,975	14,766

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Parliamentary Secretary for Child Mental Health and Anti-Bullying; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	1,378,927	1,451,160

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	322,384	331,186
Operating Costs	62,215	43,083
Government Transfers	1,063,314	1,119,885
Other Expenses	2,809	30,516
Internal Recoveries	(2,525)	(3,025)
External Recoveries	(69,270)	(70,485)
TOTAL OPERATING EXPENSES	1,378,927	1,451,160

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia by helping local governments and residents build vibrant, green, and healthy communities that are well governed, liveable, economically resilient, socially responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 18 — Ministry Operations	215,828	245,937

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	8,442	8,442

OPERATING EXPENSES	228,470	258,579

CAPITAL EXPENDITURES ²	1,288	1,074
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	148,607	181,645	(3,005)	178,640
Integrated Policy, Legislation and Operations	2,789	2,799	(2)	2,797
Arts, Culture, Gaming Grants and Sport	46,705	182,205	(135,477)	46,728
Transfers to Crown Corporations and Agencies	11,866	11,866	—	11,866
Executive and Support Services	5,861	6,306	(400)	5,906
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	8,442	8,442	—	8,442

TOTAL OPERATING EXPENSES	228,470	397,463	(138,884)	258,579

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	1,288	1,074	—	1,074

TOTAL CAPITAL EXPENDITURES	1,288	1,074	—	1,074

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 18 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Local Government; Integrated Policy, Legislation and Operations; Arts, Culture, Gaming Grants and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	142,521	172,556
University Endowment Lands	5,583	5,583
Assessment Services	1	1
Assessment Policy and Support	502	500
	148,607	178,640

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, the South Coast British Columbia Transportation Authority Act, and the South Coast British Columbia Transportation Authority Funding Referenda Act; financial and other support to local governments and other related organizations; and for the operation of the University Endowment Lands, the Property Assessment Review Panels, and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from special accounts, ministries, the British Columbia Assessment Authority, other organizations through agreements, appellants to the Board, and local and federal governments for services described within this sub-vote.

INTEGRATED POLICY, LEGISLATION AND OPERATIONS

Voted Appropriation
Integrated Policy, Legislation and Operations	2,789	2,797

Voted Appropriation Description: This sub-vote provides corporate leadership and guidance to programs, including the deputy minister’s office, by integrating corporate operations and overseeing the development of legislation, regulations, long-term policies, and programs, including intergovernmental relations, business innovation, strategic planning, systems planning, business reviews, correspondence, socio-economic/regulatory impact analysis, and public education. This sub-vote also provides for the management and delivery of programs linked to project teams leading priority cross-government initiatives and consulting with First Nations, local governments, and other external stakeholders. Costs may be recovered from ministries, Crown agencies, other levels of government, external organizations, and individuals for services described within this sub-vote.

ARTS, CULTURE, GAMING GRANTS AND SPORT

Voted Appropriations
Sport	20,626	20,632
Arts and Cultural Development	26,078	26,095
Community Gaming Grants	1	1
	46,705	46,728

Voted Appropriations Description: This sub-vote provides for the support of arts, cultural policy and programs, administration and delivery of government programs under the Arts Council Act, and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, administration of the Physical Fitness and Amateur Sports Fund, and the distribution of gaming proceeds towards community gaming grants. Costs may be recovered from ministries, Crown agencies, other levels of government, the British Columbia Lottery Corporation, external organizations, licensees, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	11,866	11,866

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Royal British Columbia Museum.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	573	572
Corporate Services	5,288	5,334
	5,861	5,906

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development and Minister Responsible for TransLink, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Communities and the Parliamentary Secretary for Youth Sport. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development; the Ministry of International Trade; the Ministry of Jobs, Tourism and Skills Training; the Ministry of Small Business and Red Tape Reduction; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	215,828	245,937

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	8,442	8,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,174	19,281
Operating Costs	12,158	12,158
Government Transfers	336,280	366,280
Other Expenses	8,494	8,490
Internal Recoveries	(8,746)	(8,746)
External Recoveries	(138,890)	(138,884)
TOTAL OPERATING EXPENSES	228,470	258,579

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account in 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	7,369	7,969
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	7,969	8,569

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	148	148
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	148	148

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	33,725	33,725
OPERATING TRANSACTIONS
Revenue	8,442	8,442
Expense	(8,442)	(8,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,725	33,725

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable young people thriving in a rapidly changing world.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16 [1]	2016/17
VOTED APPROPRIATION
Vote 19 — Ministry Operations	5,460,832	5,571,246

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	7,610	7,607

OPERATING EXPENSES	5,498,443	5,608,854

CAPITAL EXPENDITURES [2]	916	1,138
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools Instruction	4,622,235	4,684,375	(12,000)	4,672,375
Public Schools Administration	339,274	320,285	(5,000)	315,285
Learning Improvement Fund	98,100	100,000	—	100,000
Independent Schools	310,500	358,300	(200)	358,100
Transfers to Other Partners	45,575	88,031	(5,756)	82,275
Executive and Support Services	45,148	50,909	(7,698)	43,211
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	7,610	7,607	—	7,607

TOTAL OPERATING EXPENSES	5,498,443	5,639,508	(30,654)	5,608,854

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	916	1,138	—	1,138

TOTAL CAPITAL EXPENDITURES	916	1,138	—	1,138

MINISTRY OF EDUCATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 19 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Public Schools Instruction, Public Schools Administration, Learning Improvement Fund, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS INSTRUCTION

Voted Appropriation
Public Schools Instruction	4,622,235	4,672,375

Voted Appropriation Description: This sub-vote provides for funding to support public schools instructional services, including support for K-12 education, early learning, and the Official Languages in Education Protocol. Costs may be recovered from the federal government for services described within this sub-vote.

PUBLIC SCHOOLS ADMINISTRATION

Voted Appropriation
Public Schools Administration	339,274	315,285

Voted Appropriation Description: This sub-vote provides for funding to support public school administrative services. Costs may be recovered from boards of education for services described within this sub-vote.

LEARNING IMPROVEMENT FUND

Voted Appropriation
Learning Improvement Fund	98,100	100,000

Voted Appropriation Description: This sub-vote provides funding to address class organization issues in public schools.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	310,500	358,100

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools for services described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	45,575	82,275

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for services described within this sub-vote.

MINISTRY OF EDUCATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	568	569
Education and Corporate Services	44,580	42,642
	45,148	43,211

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; for the Parliamentary Secretary for the Independent School Sector; and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for services described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	5,460,832	5,571,246

MINISTRY OF EDUCATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	7,610	7,607

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,794	30,307
Operating Costs	38,187	36,628
Government Transfers	5,459,551	5,571,902
Other Expenses	1,210	1,316
Internal Recoveries	(645)	(645)
External Recoveries	(30,654)	(30,654)
TOTAL OPERATING EXPENSES	5,498,443	5,608,854

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	442,982	460,933
OPERATING TRANSACTIONS
Revenue	5,473	2,973
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(24,528)	(27,028)

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	(2,699)

Transfer from (to) the General Fund	45,178	45,828

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	460,933	479,733

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account in 2012 under the Teachers Act. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,319	3,119
OPERATING TRANSACTIONS
Revenue	6,410	6,407
Expense	(7,610)	(7,607)
Net Revenue (Expense)	(1,200)	(1,200)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,119	1,919

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s energy and mineral resources for the benefit of British Columbians and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 20 — Ministry Operations	25,524	25,912

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,301	2,299

OPERATING EXPENSES	27,825	28,211
CAPITAL EXPENDITURES ²	556	755
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	16,541	19,864	(3,001)	16,863
Electricity and Alternative Energy	2,957	2,969	(2)	2,967
Executive and Support Services	6,026	6,086	(4)	6,082
Innovative Clean Energy Fund Special Account	2,301	2,299	—	2,299
TOTAL OPERATING EXPENSES	27,825	31,218	(3,007)	28,211

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	556	755	—	755

TOTAL CAPITAL EXPENDITURES	556	755	—	755

MINISTRY OF ENERGY AND MINES

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	16,541	16,863

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources, including developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation, and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing, and maintaining these rights; delivering timely permitting decisions; collecting fees associated with permits and tenures; advising provincial government agencies on mineral and coal resources and their potential; promoting British Columbia’s many mineral and coal opportunities; assisting mineral and coal exploration and mining companies; responding to queries from the public, First Nations, stakeholders, and local governments; and consulting the public, First Nations, and local governments on major policy and legislative initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for services described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	2,957	2,967

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electric system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives to reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, British Columbia Utilities Commission; fostering private sector and community investment in new electricity, natural gas, and alternative energy resources; and strategic policy development for clean renewable energy producers. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	523	522
Corporate Services	5,503	5,560
	6,026	6,082

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy and Mines, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office; and coordination of legislation and the management and delivery of programs that report information to the public on the state of energy and mines. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	25,524	25,912

MINISTRY OF ENERGY AND MINES

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,301	2,299

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	21,464	21,859
Operating Costs	5,914	6,008
Government Transfers	2,175	2,075
Other Expenses	1,283	1,280
Internal Recoveries	(4)	(4)
External Recoveries	(3,007)	(3,007)
TOTAL OPERATING EXPENSES	27,825	28,211

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Act, including administration of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	14,546	4,815
OPERATING TRANSACTIONS
Revenue	6,000	6,000
Expense	(2,301)	(2,299)
Net Revenue (Expense)	3,699	3,701

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	(13,430)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,815	8,516

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 21 — Ministry Operations	118,122	117,182
Vote 22 — Environmental Assessment Office	11,610	11,828

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	1,800	1,800
Sustainable Environment Fund Special Account	18,935	18,935

OPERATING EXPENSES	150,467	149,745
CAPITAL EXPENDITURES ²	20,838	17,937
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	13,000	13,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	8,356	8,760	(200)	8,560
Environmental Sustainability	20,143	24,005	(3,502)	20,503
BC Parks	31,089	31,392	(234)	31,158
Conservation Officer Service	15,221	15,405	(121)	15,284
Climate Action	19,307	17,609	(83)	17,526
Executive and Support Services	24,006	24,153	(2)	24,151
Environmental Assessment Office	11,610	12,729	(901)	11,828
Park Enhancement Fund Special Account	1,800	1,800	—	1,800
Sustainable Environment Fund Special Account	18,935	18,935	—	18,935
TOTAL OPERATING EXPENSES	150,467	154,788	(5,043)	149,745

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	20,438	17,537	—	17,537
Park Enhancement Fund Special Account	400	400	—	400
TOTAL CAPITAL EXPENDITURES	20,838	17,937	—	17,937

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	13,000	13,000	—	13,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	13,000	13,000	—	13,000

MINISTRY OF ENVIRONMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	8,356	8,560

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	20,143	20,503

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the management, conservation, and utilization of the province’s surface and ground water, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support management, conservation, and protection of all natural resource values, such as the aquatic invasive species defence program; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and coordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry-related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	31,089	31,158

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs and the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	15,221	15,284

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	19,307	17,526

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in British Columbia’s Climate Action Plan, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, the procurement of carbon offsets, and activities related to the dissolution of Pacific Carbon Trust and assumption of residual liabilities. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	567	566
Corporate Services	23,439	23,585
	24,006	24,151

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment, including salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; executive support, including the deputy minister’s office and corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Energy, Literacy and the Environment. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	118,122	117,182

MINISTRY OF ENVIRONMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 22 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	11,610	11,828

Voted Appropriation Description: This sub-vote provides for an objective, publicly accessible process, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments, including First Nations engagement, consultation, and where possible, collaboration; consultation with members of the public, interest groups, and other levels of government; and compliance and effectiveness management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 22 — ENVIRONMENTAL ASSESSMENT OFFICE	11,610	11,828

MINISTRY OF ENVIRONMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	1,800	1,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	18,935	18,935

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	80,977	81,785
Operating Costs	51,724	51,968
Government Transfers	14,757	12,957
Other Expenses	29,143	29,169
Internal Recoveries	(21,091)	(21,091)
External Recoveries	(5,043)	(5,043)
TOTAL OPERATING EXPENSES	150,467	149,745

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,418	3,118
OPERATING TRANSACTIONS
Revenue	1,900	1,900
Expense	(1,800)	(1,800)
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,118	2,818

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, contributions from the federal government, other organizations, and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	10,616	11,581
OPERATING TRANSACTIONS
Revenue	19,900	19,900
Expense	(18,935)	(18,935)
Net Revenue (Expense)	965	965

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	11,581	12,546

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	13,000	13,000
Receipts	—	—
Net Cash Requirement (Source)	13,000	13,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support the sound and transparent management of government’s finances; provide a strong, competitive, and vibrant economy; lead fair, efficient, and effective tax and royalty programs to support government services; ensure that the public has confidence in British Columbia’s gaming sector; and provide human resource leadership and services that contribute to better business performance of ministries and government as a whole.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 23 — Ministry Operations	173,051	178,497
Vote 24 — Gaming Policy and Enforcement	19,872	19,876
Vote 25 — BC Public Service Agency	50,957	50,861
Vote 26 — Benefits	1	1

STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,191	4,178
Provincial Home Acquisition Wind Up Special Account	10	10
OPERATING EXPENSES	248,082	253,423
CAPITAL EXPENDITURES ²	473	437
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	155,565	164,720
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,713	6,698	(7)	6,691
Office of the Comptroller General	18,562	18,664	(59)	18,605
Treasury	1	30,757	(30,756)	1
Revenue Division	80,662	195,105	(112,180)	82,925
Policy and Legislation	4,979	25,212	(20,248)	4,964
Public Sector Employers’ Council Secretariat	16,641	16,655	(21)	16,634
Corporate Information and Records Management Office	12,201	16,600	(1,293)	15,307
Internal Audit and Crown Governance	2,811	2,951	(150)	2,801
Executive and Support Services	30,481	30,571	(2)	30,569
Gaming Policy and Enforcement	19,872	138,048	(118,172)	19,876
BC Public Service Agency	50,957	52,601	(1,740)	50,861
Benefits	1	65,719	(65,718)	1
Insurance and Risk Management Account Special Account	4,191	6,529	(2,351)	4,178
Provincial Home Acquisition Wind Up Special Account	10	10	—	10
TOTAL OPERATING EXPENSES	248,082	606,120	(352,697)	253,423

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	473	427	—	427
BC Public Service Agency	—	10	—	10

TOTAL CAPITAL EXPENDITURES	473	437	—	437

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	155,575	364,725	(200,000)	164,725
Provincial Home Acquisition Wind Up Special Account	(10)	—	(5)	(5)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	155,565	364,725	(200,005)	164,720

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,180,000	(1,180,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,180,000	(1,180,000)	—

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 23 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Corporate Information and Records Management Office, Internal Audit and Crown Governance, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,713	6,691

Voted Appropriation Description: This sub-vote provides for financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	18,562	18,605

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for special investigations, management advisory services, preparation of the Public Accounts, financial statements and management reports, financial compliance monitoring and reporting, payment diversion, and the Corporate Services Secretariat. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

REVENUE DIVISION

Voted Appropriation
Revenue Division	80,662	82,925

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,978	4,963
Financial Institutions Commission	1	1
	4,979	4,964

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation, and the Financial Services Tribunal. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,641	16,634

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act, and related expenses. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for services described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	12,201	15,307

Voted Appropriation Description: This sub-vote provides for advising the Minister of Finance and government on information management, including information access, records management, and privacy protection. It also provides for strategic corporate information management governance and the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Document Disposal Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This may also include the development of new legislation and administrative tools to support government’s strategic initiatives in information management. This sub-vote also provides for government’s information management, including records management services, privacy protection, and information access services to government and government organizations and entities approved by the Minister of Finance; as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and leading continuous improvement in government’s information management practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for services described within this sub-vote.

INTERNAL AUDIT AND CROWN GOVERNANCE

Voted Appropriation
Internal Audit and Crown Governance	2,811	2,801

Voted Appropriation Description: This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the efficiency and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and special audits and reviews requested by Treasury Board. This sub-vote also provides for advice on the oversight of Crown governance and corporate accountability across all public sector organizations, including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	689	726
Corporate Services	29,792	29,843
	30,481	30,569

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; the Parliamentary Secretary to the Minister of Finance; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, freedom of information and privacy services, and records services. This sub-vote also provides for the operations of the office of the Associate Deputy Minister. Corporate services are provided to the BC Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	173,051	178,497

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 24 — GAMING POLICY AND ENFORCEMENT

This vote provides for the programs and operations in the voted appropriations under the following core business: Gaming Policy and Enforcement.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,871	19,875
Distribution of Gaming Proceeds	1	1
	19,872	19,876

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for services described within this sub-vote.

VOTE 24 — GAMING POLICY AND ENFORCEMENT	19,872	19,876

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 25 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs and operations described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,066	22,056
Service Operations	12,575	12,540
Talent Management	10,668	10,632
Employee Relations	3,827	3,815
Corporate Services	1,821	1,818
	50,957	50,861

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of day-to-day human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, recognition and engagement programs, and hiring. This sub-vote also provides for a full range of labour relations services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 25 — BC PUBLIC SERVICE AGENCY	50,957	50,861

MINISTRY OF FINANCE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 26 — BENEFITS

This vote provides for the programs and operations described in the voted appropriations under the following core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	290,508	289,523
Employee Health Benefits	109,777	114,920
Long Term Disability	31,879	33,778
Other Benefits	4,578	5,198
Benefits Administration	7,250	7,277
Recoveries	(443,991)	(450,695)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 26 — BENEFITS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,191	4,178

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	677,893	690,189
Operating Costs	168,472	169,532
Government Transfers	143,520	144,480
Other Expenses	131,060	133,483
Internal Recoveries	(522,230)	(531,564)
External Recoveries	(350,633)	(352,697)
TOTAL OPERATING EXPENSES	248,082	253,423

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	491,440	509,430
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(53,622)	(53,609)
Internal and External Recoveries	49,431	49,431
Net Revenue (Expense)	17,599	17,612
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	509,430	527,433

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	15,469	15,474
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)
FINANCING TRANSACTIONS
Receipts	10	5
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	10	5
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	15,474	15,474

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,550	2,650
Receipts	(14,000)	(13,000)
Net Cash Requirement (Source)	(11,450)	(10,350)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	120,000	132,000
Receipts	(58,000)	(64,000)
Net Cash Requirement (Source)	62,000	68,000

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	25	75
Receipts	(10,000)	(8,000)
Net Cash Requirement (Source)	(9,975)	(7,925)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(115,000)	(115,000)
Net Cash Requirement (Source)	115,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	11,800	12,000
Receipts	(11,800)	(12,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	419,500	430,000
Receipts	(419,500)	(430,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,000
Receipts	(3,000)	(3,000)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	35,600	41,000
Receipts	(35,600)	(41,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	320,000	338,000
Receipts	(320,000)	(338,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	346,000	356,000
Receipts	(346,000)	(356,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE

OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	380,310	426,148
Vote 28 — Fire Management	63,165	63,164

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	164,645	181,659
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	608,140	670,991

CAPITAL EXPENDITURES ²	54,098	72,653
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	87,258	94,534
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	57,152	61,173	(1,936)	59,237
Resource Stewardship	95,153	169,645	(62,021)	107,624
Tenures, Competitiveness and Innovation	13,872	26,709	(12,751)	13,958
Timber Operations, Pricing and First Nations	24,136	24,284	(2)	24,282
Regional Operations	122,845	156,960	(5,212)	151,748
Executive and Support Services	67,152	69,729	(430)	69,299
Fire Management	63,165	75,435	(12,271)	63,164
BC Timber Sales Account Special Account	164,645	181,660	(1)	181,659
Crown Land Special Account	20	8,587	(8,567)	20
Forest Stand Management Fund Special Account	—	1,574	(1,574)	—

TOTAL OPERATING EXPENSES	608,140	775,756	(104,765)	670,991

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	19,942	25,893	—	25,893
Fire Management	—	525	—	525
BC Timber Sales Account Special Account	34,156	46,235	—	46,235

TOTAL CAPITAL EXPENDITURES	54,098	72,653	—	72,653

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	80,301	87,582	—	87,582
Crown Land Special Account	(25)	—	(30)	(30)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	87,258	94,564	(30)	94,534

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,380	(6,380)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,380	(6,380)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 27 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	57,152	59,237

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including compliance and enforcement of provincial and First Nation laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	95,153	107,624

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including land-based investments; timber supply planning and determination; tree improvement; growth and yield; silviculture; forest health; forest inventory; monitoring the effectiveness of resource practices; research; land and marine use planning; and legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	13,872	13,958

Voted Appropriation Description: This sub-vote provides for activities, including tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; forest-related carbon business development; compensation; and research and development related to wood products and processes. Costs may be recovered from fees received from log exports. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	24,136	24,282

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; management of British Columbia’s participation in Softwood Lumber trade negotiations; and developing First Nation related policy and procedures to meet legal obligations and enhance First Nations participation in the natural resource economy. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	122,845	151,748

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, rural dividends for communities, and for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	690	690
Corporate Services	66,462	68,609
	67,152	69,299

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests, Lands and Natural Resource Operations, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Rural Economic Development and the Parliamentary Secretary to the Minister of Forests, Lands and Natural Resource Operations. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 27 — MINISTRY OPERATIONS	380,310	426,148

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 28 — FIRE MANAGEMENT

This vote provides for the programs and operations described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	63,165	63,164

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. This sub-vote allows for statutory appropriation under the Wildfire Act. Costs may be recovered from special accounts, ministries, Crown corporations, agencies, organizations, other governments, and individuals for services described within this sub-vote.

VOTE 28 — FIRE MANAGEMENT	63,165	63,164

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	164,645	181,659

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	307,227	314,980
Operating Costs	301,943	313,894
Government Transfers	19,000	44,828
Other Expenses	119,192	143,554
Internal Recoveries	(32,918)	(41,500)
External Recoveries	(106,304)	(104,765)
TOTAL OPERATING EXPENSES	608,140	670,991

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees) incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	380,521	345,813
OPERATING TRANSACTIONS
Revenue	248,420	276,770
Expense	(170,447)	(194,662)
Internal and External Recoveries	5,802	13,003
Net Revenue (Expense)	83,775	95,111
Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	27,716
Transfer from (to) the General Fund	(90,000)	(100,000)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(80,301)	(87,582)
Capital Expenditures	(34,156)	(46,235)
Net Cash Source (Requirement)	(114,457)	(133,817)
Difference Between 2015/16 Estimates and Projected Actual Net Cash Source (Requirement)	(30,244)	—
Working Capital Adjustments and Other Spending Authority Committed³	88,502	99,973
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	345,813	307,080

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	135,907	120,924
Less: Cost of Development	(2,728)	(296)
	133,179	120,628
Expense	(20)	(20)
Net Revenue (Expense)	133,159	120,608
FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education	(1)	(1)
– Ministry of Community, Sport and Cultural Development	(1,000)	(1,000)
– Ministry of Education	(6,000)	(6,000)
– Ministry of Environment	(1)	(1)
– Ministry of Forests, Lands and Natural Resource Operations	(816)	(1)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Tourism and Skills Training	(1)	(1)
– Ministry of Justice	(1)	(1)
– Ministry of Natural Gas Development	(1)	(1)
– Ministry of Social Development and Social Innovation	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(1)
– Renewal of Nominal Rent Tenures	(1,557)	(1,557)
– Contingency	(1)	(1)
Total Expense	(9,382)	(8,567)
Internal and External Recoveries	9,382	8,567
Net Revenue (Expense)	—	—
Transfer from (to) the General Fund	(133,184)	(120,638)
FINANCING TRANSACTIONS
Receipts	25	30
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	25	30
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	50,000	50,000

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4     The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2016/17 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	11,365	11,365
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,574)	(1,574)
Internal and External Recoveries	1,574	1,574
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	11,365	11,365

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,977	6,380
Receipts	(5,977)	(6,380)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 29 — Ministry Operations	17,298,212	17,820,706

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	17,445,462	17,967,956
CAPITAL EXPENDITURES ²	5,597	3,948
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	17,219,127	18,022,028	(282,799)	17,739,229
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	226,335	239,966	(11,239)	228,727
Health Special Account	147,250	147,250	—	147,250
TOTAL OPERATING EXPENSES	17,445,462	18,261,994	(294,038)	17,967,956

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	5,597	3,948	—	3,948
TOTAL CAPITAL EXPENDITURES	5,597	3,948	—	3,948

MINISTRY OF HEALTH

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 29 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	11,949,750	12,214,219
Medical Services Plan	4,117,119	4,299,608
PharmaCare	1,102,653	1,174,714
Health Benefits Operations	43,385	44,298
Vital Statistics	6,220	6,390
	17,219,127	17,739,229

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis, and reporting of births, deaths, and marriages occurring in the province. Costs may be recovered from royalties on the sale of Vital Statistics Agency-developed intellectual property, ministries, health authorities, agencies, other levels of government, organizations, and individuals for services provided or funded by the sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	725	729
Stewardship and Corporate Services	225,610	227,998
	226,335	228,727

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, individuals, and other entities for services described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	17,298,212	17,820,706

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimat es	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,515	114,186
Operating Costs	168,574	171,626
Government Transfers	17,454,309	17,973,728
Other Expenses	150,043	150,043
Internal Recoveries	(147,589)	(147,589)
External Recoveries	(294,390)	(294,038)
TOTAL OPERATING EXPENSES	17,445,462	17,967,956

MINISTRY OF HEALTH

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	—

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INTERNATIONAL TRADE

The mission of the Ministry of International Trade is to provide integrated trade and investment programs and services to help British Columbia increase its exports, develop international partnerships, increase awareness, negotiate trade deals, and attract investment and company head offices. The ministry also promotes multiculturalism and engages in initiatives to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 30 — Ministry Operations	48,521	50,291

OPERATING EXPENSES	48,521	50,291
CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF INTERNATIONAL TRADE

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Business Development	19,693	19,680	(2)	19,678
International Strategy and Competitiveness	8,183	8,976	(2)	8,974
Corporate Initiatives and Multiculturalism	1,628	1,628	(1)	1,627
Transfers to Crown Corporations and Agencies	17,300	18,300	—	18,300
Executive and Support Services	1,717	1,713	(1)	1,712

TOTAL OPERATING EXPENSES	48,521	50,297	(6)	50,291

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF INTERNATIONAL TRADE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: International Business Development, International Strategy and Competitiveness, Corporate Initiatives and Multiculturalism, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

INTERNATIONAL BUSINESS DEVELOPMENT

Voted Appropriation
International Business Development	19,693	19,678

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; programming to assist British Columbian companies to conduct international business; and partnerships with public and private sector organizations to achieve trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

INTERNATIONAL STRATEGY AND COMPETITIVENESS

Voted Appropriation
International Strategy and Competitiveness	8,183	8,974

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act, and by acting as the lead and working with the BC Immigrant Investment Fund Ltd. and the B.C. Renaissance Capital Fund Ltd. This sub-vote provides for the delivery of all international marketing activities; and the development and delivery of geographic market strategies and sector strategies, including acting as lead and working with Forestry Innovation Investment Ltd. This sub-vote also provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

CORPORATE INITIATIVES AND MULTICULTURALISM

Voted Appropriation
Corporate Initiatives and Multiculturalism	1,628	1,627

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, leveraging British Columbia’s multicultural advantage, community engagement, and developing networks to fight racism and hate. Costs may be recovered from ministries, organizations, and the federal government for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Forestry Innovation Investment Ltd.	17,300	18,300

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including Forest Innovation Investment Ltd.

MINISTRY OF INTERNATIONAL TRADE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	597	596
Corporate Services	1,120	1,116
	1,717	1,712

Voted Appropriations Description: This sub-vote provides for the office of the Minister of International Trade and Minister Responsible for Asia Pacific Strategy and Multiculturalism, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for executive direction of the Ministry of International Trade; and administrative services for the operating programs of the Ministry of International Trade, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Skills Training. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	48,521	50,291

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,347	13,677
Operating Costs	16,552	16,902
Government Transfers	18,435	19,435
Other Expenses	197	287
Internal Recoveries	(4)	(4)
External Recoveries	(6)	(6)
TOTAL OPERATING EXPENSES	48,521	50,291

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

The mission of the Ministry of Jobs, Tourism and Skills Training is to manage key lines of government services that help create the economic prosperity needed for the success of families and communities across British Columbia. This means seizing the opportunities and responding to the challenges of a globalized economy in order to create new jobs, defend existing ones, and position ourselves for long-term growth. In addition, the Labour Programs establish a fair and balanced labour and employment law framework that promotes worker health and safety and labour relations stability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 31 — Ministry Operations	194,879	196,234

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	195,379	196,734
CAPITAL EXPENDITURES ²	4	4
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Market and Information	10,153	78,066	(67,895)	10,171
Labour Programs	14,272	40,387	(26,123)	14,264
Workforce Development and Immigration	7,112	12,915	(5,800)	7,115
Economic Development	13,777	13,093	(7)	13,086
Transfers to Crown Corporations and Agencies	144,718	146,757	—	146,757
Executive and Support Services	4,847	5,195	(354)	4,841
Northern Development Fund Special Account	500	500	—	500
TOTAL OPERATING EXPENSES	195,379	296,913	(100,179)	196,734

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3	3	—	3
Executive and Support Services	1	1	—	1
TOTAL CAPITAL EXPENDITURES	4	4	—	4

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 31 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Labour Market and Information, Labour Programs, Workforce Development and Immigration, Economic Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

LABOUR MARKET AND INFORMATION

Voted Appropriations
Strategy and Planning	1,351	1,371
Labour Market Information and Policy	2,558	2,558
Labour Market and Skills Training Programs	6,244	6,242
	10,153	10,171

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the growth and training of British Columbia’s skilled workforce. It includes the negotiation and implementation of federal/provincial agreements related to workforce development such as the Canada-BC Job Fund Agreement. Programs include external service delivery for initiatives related to apprenticeship and skills training, labour market development, and the oversight of the Industry Training Authority. This sub-vote also provides for the development and dissemination of labour market information through the WorkBC and WelcomeBC websites. Costs may be recovered from ministries and parties external to government, including the Government of Canada through federal/provincial agreements, for services described within this sub-vote.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,858	7,855
Labour Relations Board	4,630	4,611
WorkSafeBC Funded Services	1	1
Industrial Relations	1,783	1,797
	14,272	14,264

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations, including oversight of the Employment Standards Act and the Labour Relations Code; the administration of the Employment Standards Act; and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for executive, strategic, and administrative support, including financial, human resources, business planning, information and systems management, legislative and policy support, corporate planning, and performance management. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

WORKFORCE DEVELOPMENT AND IMMIGRATION

Voted Appropriation
Workforce Development and Immigration	7,112	7,115

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, and delivery of the British Columbia Provincial Nominee Program, Immigration Programs, the Canada-British Columbia Immigration Agreement and the Premiers’ Liquefied Natural Gas Working Group. The British Columbia Provincial Nominee Program services and programs are delivered through two main streams: skills immigration and business immigration. Both are intended to meet the government’s economic goals and fill needed skills shortages in the Province of British Columbia. Immigration Programs include external service delivery for initiatives related to settlement and immigration and the delivery of the Canada-British Columbia Foreign Credential Recognition Program Agreement. The Canada-British Columbia Immigration Agreement sets out the province’s role in immigration and provides policy and program levers to support the province’s immigration objectives. The Premiers’ Liquefied Natural Gas Working Group is tasked with working with businesses, First Nations, Labour Programs, and other stakeholder groups to deliver accurate data on skills needs for the Liquefied Natural Gas Sector. This sub-vote also provides for the implementation of the Refugee Readiness Fund. Costs may be recovered from investment returns on security deposits and from fees. Costs may also be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	6,621	6,617
Tourism Policy	2,825	2,144
Film Policy and Creative BC	2,568	2,568
Major Investments Office	1,763	1,757
	13,777	13,086

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of regional economic development programs and services, including the Resort Municipality Initiative Program; comprehensive economic strategies and initiatives; economic diversity; working with investors to facilitate economic development and job creation; supporting the operations of the Aboriginal Business Investment Council; identifying and evaluating strategic major project investment opportunities and encouraging investment in British Columbia; and working with stakeholders to identify barriers impeding investment projects in British Columbia and working to overcome them. This sub-vote also provides for the strategy, development, and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; support to the Secretariat for the Ministers’ Council on Tourism; and support and funding for the promotion of British Columbia’s creative economy and industries. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Destination BC Corp	50,274	50,323
Industry Training Authority	94,444	96,434
	144,718	146,757

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Destination BC Corp. and the Industry Training Authority.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	640	639
Corporate Services	4,207	4,202
	4,847	4,841

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Jobs, Tourism and Skills Training and Minister Responsible for Labour, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for the Jobs Plan. This sub-vote also provides for executive direction of the Ministry of Jobs, Tourism and Skills Training and administrative services for the operating programs of the Ministry of Jobs, Tourism and Skills Training; the Ministry of Community, Sport and Cultural Development; the Ministry of International Trade; the Ministry of Small Business and Red Tape Reduction; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries, Crown corporations, and agencies for services described within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	194,879	196,234

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	62,047	61,540
Operating Costs	20,908	20,546
Government Transfers	236,677	229,722
Other Expenses	810	661
Internal Recoveries	(15,556)	(15,556)
External Recoveries	(109,507)	(100,179)
TOTAL OPERATING EXPENSES	195,379	196,734

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	100	175
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	175	250

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF JUSTICE

The mission of the Ministry of Justice is to administer justice and provide legal advice to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	371,599	387,157
Vote 33 — Judiciary	71,118	71,786
Vote 34 — Crown Proceeding Act	24,500	24,500
Vote 35 — Independent Investigations Office	7,544	7,552
Vote 36 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee Operating Account Special Account	8,577	8,795
Less: Transfer from Ministry Operations Vote	(8,577)	(8,795)

OPERATING EXPENSES	474,762	490,996
CAPITAL EXPENDITURES ²	3,971	5,930
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES 4	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JUSTICE

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	109,707	113,748	(3,386)	110,362
Prosecution Services	115,793	126,598	—	126,598
Court Services	99,426	102,704	(2,852)	99,852
Legal Services	17,880	21,507	(300)	21,207
Agencies, Boards and Commissions	12,990	14,143	(838)	13,305
Executive and Support Services	15,803	15,835	(2)	15,833
Judiciary	71,118	71,786	—	71,786
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	7,544	7,552	—	7,552
British Columbia Utilities Commission	1	6,734	(6,733)	1
Public Guardian and Trustee Operating Account Special Account	—	17,860	(17,860)	—

TOTAL OPERATING EXPENSES	474,762	522,967	(31,971)	490,996

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,825	4,842	—	4,842
Judiciary	590	570	—	570
Independent Investigations Office	183	145	—	145
British Columbia Utilities Commission	10	10	—	10
Public Guardian and Trustee Operating Account Special Account	363	363	—	363
TOTAL CAPITAL EXPENDITURES	3,971	5,930	—	5,930

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,900	(2,900)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,900	(2,900)	—

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 32 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	109,707	110,362

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the investigations of matters relating to the administration of the Correction Act and court services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	115,793	126,598

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	99,426	99,852

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	17,880	21,207

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	12,990	13,305

Voted Appropriation Description: This sub-vote provides for the costs of the British Columbia Ferry Commission, British Columbia Human Rights Tribunal, British Columbia Review Board, Oil and Gas Appeal Tribunal, and partial funding of the Public Guardian and Trustee Operating Account. The British Columbia Ferry Commission serves to regulate British Columbia Ferry Services Inc. The British Columbia Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the Human Rights Code of British Columbia. The British Columbia Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission, or its designate, under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	729	728
Corporate Services	15,074	15,105
	15,803	15,833

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Justice, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	371,599	387,157

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 33 — JUDICIARY

This vote provides for the programs and operations described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	15,562	15,693
Provincial Courts	55,556	56,093
	71,118	71,786

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 33 — JUDICIARY	71,118	71,786

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 34 — CROWN PROCEEDING ACT

This vote provides for the programs and operations described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 34 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs and operations described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	7,544	7,552

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which conducts investigations into deaths and incidents of serious harm involving on and off duty municipal police, Royal Canadian Mounted Police in British Columbia, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. The Independent Investigations Office operates under the Police Act which provides for the prescription of additional offences to be investigated and for issuance of public reports as necessary and as required.

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE	7,544	7,552

MINISTRY OF JUSTICE

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the following core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF JUSTICE

STATUTORY DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Public Guardian and Trustee Operating Account.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,577	8,795
Less: Transfer from Ministry Operations Vote	(8,577)	(8,795)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	363,413	380,782
Operating Costs	93,245	94,756
Government Transfers	95,863	96,142
Other Expenses	27,976	31,279
Internal Recoveries	(74,410)	(79,992)
External Recoveries	(31,325)	(31,971)
TOTAL OPERATING EXPENSES	474,762	490,996

MINISTRY OF JUSTICE

SPECIAL ACCOUNTS¹
($000)

Estimates	Estimates
2015/16	2016/17

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	25,997	26,259
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(25,687)	(26,655)
Internal and External Recoveries	17,110	17,860
Transfer from Ministry Operations Vote	8,577	8,795
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed³	625	322
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	26,259	26,218

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,900	2,900
Receipts	(2,900)	(2,900)
Net Cash Requirement (Source)	—	—

MINISTRY OF NATURAL GAS DEVELOPMENT

The mission of the Ministry of Natural Gas Development is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s natural gas and petroleum resources for the benefit of British Columbians; to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices; and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 37 — Ministry Operations	23,872	24,218
Vote 38 — Housing	408,393	414,598
STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	12,000	14,104

OPERATING EXPENSES	444,265	452,920
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF NATURAL GAS DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Upstream Development	12,524	12,548	(2)	12,546
Liquefied Natural Gas	6,063	6,343	(2)	6,341
Oil and Strategic Initiatives	1,015	1,017	(2)	1,015
Executive and Support Services	4,270	4,320	(4)	4,316
Housing	408,393	414,600	(2)	414,598
Housing Endowment Fund Special Account	12,000	14,104	—	14,104

TOTAL OPERATING EXPENSES	444,265	452,932	(12)	452,920

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Upstream Development	—	32,617	(32,617)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	32,617	(32,617)	—

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 37 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Upstream Development, Liquefied Natural Gas, Oil and Strategic Initiatives, and Executive and Support Services.

UPSTREAM DEVELOPMENT

Voted Appropriation
Upstream Development	12,524	12,546

Voted Appropriation Description: This sub-vote provides for the management of the province’s upstream natural gas and petroleum resources, including the issuance and administration of Crown petroleum and natural gas subsurface rights; facilitating infrastructure development to improve access to upstream oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs, including the province’s royalty regime, identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the upstream oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits, and operating expenses related to government’s management of upstream oil and gas resources; expenses for developing policies and programs to identify, stimulate, market, and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of upstream oil and gas development. This sub-vote also provides assistance and advice to the petroleum and natural gas industries on issuance, administration, and management of petroleum and natural gas tenures and underground natural gas storage rights; maintains tenure registries and collects fees associated with the subsurface tenures; and ensures compliance with provincial tenure legislation and regulations. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for services described within this sub-vote.

LIQUEFIED NATURAL GAS

Voted Appropriation
Liquefied Natural Gas	6,063	6,341

Voted Appropriation Description: This sub-vote provides for the management of the province’s liquefied natural gas strategy to foster the development and growth of the liquefied natural gas industry in British Columbia. This sub-vote also provides for the Liquefied Natural Gas Task Force, including engagement with proponents, joint venture and investment interests, and liquefied natural gas customer representative countries; and developing and maintaining the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry. This sub-vote provides for scientific technical studies relating to the industry; support for engagement on cross-jurisdictional issues; liquefied natural gas and natural gas market analysis and pricing forecasts, including financial and economic analysis; and global promotion, communications, and community engagement, including building relationships with key community stakeholders and participation in local, regional, and global conferences and forums. This sub-vote also provides for support of other ministries, agencies, and stakeholders on liquefied natural gas related issues, including British Columbia Hydro and Power Authority energy supply and infrastructure contributions, liquefied natural gas taxation, power supply pricing and transmission infrastructure requirements, provincial policy framework for First Nation negotiations and specific negotiation mandates along with pipeline corridors, plant locations and marine traffic routes, and Crown land dispositions for industry development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for services described within this sub-vote.

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

OIL AND STRATEGIC INITIATIVES

Voted Appropriation
Oil and Strategic Initiatives	1,015	1,015

Voted Appropriation Description: This sub-vote provides for engagement with other provincial agencies and federal and provincial governments in matters related to increasing oil exports from British Columbia and Alberta to new markets, including liaising with Alberta as it relates to oil; undertaking economic and market analysis; identifying, stimulating, and facilitating development and market opportunities; negotiating and implementing agreements with other governments; and fostering development of the supply sector that supports pipeline development. This sub-vote provides for facilitating the development of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; supporting the province in federal regulatory tribunals; and reviewing and working with British Columbia’s Five Requirements. Strategic assignments related to critical issues affecting oil and natural gas are also provided for under this sub-vote. This sub-vote provides for the salaries, benefits, and operating expenses related to the government’s engagement to increase oil exports to new markets; identification of British Columbia’s value-added gas development opportunities; addressing key natural gas and oil initiatives as identified by government; and negotiating and implementing agreements with other governments and non-governmental organizations regarding the fiscal, socio-economic, and financial aspects of oil development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations	534	532
Minister’s Office	3,736	3,784
Corporate Services	4,270	4,316

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Natural Gas Development and the Minister Responsible for Housing, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	23,872	24,218

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 38 — HOUSING

This vote provides for the programs and operations described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing	398,793	404,034
Building and Safety Policy	1,560	1,923
Residential Tenancy	8,040	8,641
	408,393	414,598

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the British Columbia Building and Plumbing Codes and other building regulations under the Building Act and concurrent authority for buildings and other structures under the Community Charter . This sub-vote is also responsible for the Building Code Appeal Board and the Safety Standards Appeal Board. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for services described within this sub-vote.

VOTE 38 — HOUSING	408,393	414,598

MINISTRY OF NATURAL GAS DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,000	14,104

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,962	19,247
Operating Costs	16,398	16,455
Government Transfers	409,541	416,842
Other Expenses	382	394
Internal Recoveries	(6)	(6)
External Recoveries	(12)	(12)
TOTAL OPERATING EXPENSES	444,265	452,920

MINISTRY OF NATURAL GAS DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	94,822	95,706
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,000)	(14,104)
Net Revenue (Expense)	884	(1,220)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	95,706	94,486

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF NATURAL GAS DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

UPSTREAM DEVELOPMENT

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	29,740	32,617
Receipts	(29,740)	(32,617)
Net Cash Requirement (Source)	—	—

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 39 — Ministry Operations	653,313	666,552

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504
OPERATING EXPENSES	668,098	681,337
CAPITAL EXPENDITURES [2]	9,253	16,342
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	220,892	237,350	(5,545)	231,805
Policing and Security	355,555	386,959	(30,109)	356,850
Victim Services and Crime Prevention	40,143	40,687	(300)	40,387
BC Coroners Service	12,319	12,341	(2)	12,339
RoadSafetyBC	9,149	13,237	(4,035)	9,202
Executive and Support Services	15,255	15,971	(2)	15,969
Civil Forfeiture Account Special Account	—	7,497	(7,497)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	668,098	728,827	(47,490)	681,337

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	9,253	16,342	—	16,342

TOTAL CAPITAL EXPENDITURES	9,253	16,342	—	16,342

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 39 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Corrections, Policing and Security, Victim Services and Crime Prevention, BC Coroners Service, RoadSafetyBC, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	220,892	231,805

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for services described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	355,555	356,850

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for services described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	40,143	40,387

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for services described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	12,319	12,339

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for services described within this sub-vote.

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	9,149	9,202

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown corporations, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for services described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	325	548
Corporate Services	14,930	15,421
	15,255	15,969

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Solicitor General’s office; the Parliamentary Secretary for Corrections; general services to support program delivery; policy development; and management services for the ministry and the Ministry of Justice, including financial administration, facilities management, organizational development, service planning sponsored by the Minister of Public Safety and Solicitor General and the ministry, including oversight of delegated consumer protection agencies. Costs may be recovered for costs associated with consumer restitution; and from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 39 — MINISTRY OPERATIONS	653,313	666,552

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	203,459	214,589
Operating Costs	43,742	47,736
Government Transfers	461,625	467,070
Other Expenses	13,640	17,449
Internal Recoveries	(12,737)	(18,017)
External Recoveries	(41,631)	(47,490)
TOTAL OPERATING EXPENSES	668,098	681,337

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	7,191	7,191
OPERATING TRANSACTIONS
Revenue	1,033	—
Expense	(3,992)	(7,497)
Internal and External Recoveries	3,992	7,497
Net Revenue (Expense)	1,033	—

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	(1,033)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	7,191	7,191

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,197	3,276
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	(50)

FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,276	3,405

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	2,401	5,431
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2015/16 Estimates and Projected Actual Net Revenue (Expense)	3,030

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	5,431	5,431

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2015/16	2016/17

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Justice and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	39,163	37,659
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	37,659	36,155

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2015/16 is based on the 2014/15 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SMALL BUSINESS AND RED TAPE REDUCTION

The mission of the Ministry of Small Business and Red Tape Reduction is to manage key lines of government services that support the increased growth of small business; support a modern regulatory environment for citizens and businesses and a balanced approach to protecting public health and safety; provide more convenience for consumers; and administer regulations for the liquor industry.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 40 — Ministry Operations	2,914	3,862

OPERATING EXPENSES	2,914	3,862

CAPITAL EXPENDITURES [2]	—	319
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SMALL BUSINESS AND RED TAPE REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Small Business and Regulatory Reform	2,146	3,098	(2)	3,096
Liquor Control and Licensing	1	11,509	(11,508)	1
Executive and Support Services	767	767	(2)	765

TOTAL OPERATING EXPENSES	2,914	15,374	(11,512)	3,862

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Liquor Control and Licensing	—	318	—	318
Executive and Support Services	—	1	—	1

TOTAL CAPITAL EXPENDITURES	—	319	—	319

MINISTRY OF SMALL BUSINESS AND RED TAPE REDUCTION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 40 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Small Business and Regulatory Reform, Liquor Control and Licensing, and Executive and Support Services.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	2,146	3,096

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans and policies related to small business in British Columbia; work on related projects and policies of key strategic importance to British Columbia’s small business sector; small business-related operational, programming, and research activities, including negotiating and entering into related agreements or arrangements with parties inside and outside of British Columbia; strategic direction to remove barriers to business, advancing economic development, and increasing productivity and competitiveness; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for services described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement in support of the Liquor Control and Licensing Act and regulations, and to establish and operate ongoing programs to reduce the incidence of underage drinking and increase public awareness about responsible liquor consumption. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

MINISTRY OF SMALL BUSINESS AND RED TAPE REDUCTION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	394	393
Corporate Services	373	372
	767	765

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business and Red Tape Reduction and Minister Responsible for Liquor Distribution Branch, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Liquor Policy Review. This sub-vote also provides for executive direction of the Ministry of Small Business and Red Tape Reduction, and administrative services for the operating programs of the Ministry of Small Business and Red Tape Reduction, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Skills Training. Costs may be recovered from ministries, Crown corporations, and agencies for services described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	2,914	3,862

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	10,677	11,531
Operating Costs	2,360	2,184
Government Transfers	355	776
Other Expenses	1,035	889
Internal Recoveries	(14)	(6)
External Recoveries	(11,499)	(11,512)
TOTAL OPERATING EXPENSES	2,914	3,862

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

The mission of the Ministry of Social Development and Social Innovation is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to the services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 41 — Ministry Operations	2,592,987	2,739,239

OPERATING EXPENSES	2,592,987	2,739,239

CAPITAL EXPENDITURES [2]	2,938	4,034
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,713,937	1,825,218	(10,080)	1,815,138
Employment	30,000	329,949	(299,949)	30,000
Community Living Services	836,859	881,818	—	881,818
Employment and Assistance Appeal Tribunal	1,756	1,796	—	1,796
Executive and Support Services	10,435	10,527	(40)	10,487

TOTAL OPERATING EXPENSES	2,592,987	3,049,308	(310,069)	2,739,239

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,938	4,034	—	4,034

TOTAL CAPITAL EXPENDITURES	2,938	4,034	—	4,034

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	131,420	140,913
Temporary Assistance	320,040	320,000
Disability Assistance	976,475	1,077,714
Supplementary Assistance	286,002	276,511
	1,713,937	1,815,138

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,999	29,999
Labour Market Development Agreement	1	1
	30,000	30,000

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries and parties external to government under cost-sharing agreements for services described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	836,859	881,818

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,756	1,796

Voted Appropriation Description: This sub-vote provides for salaries, benefits, members fees and expenses, and operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	475	475
Corporate Services	9,960	10,012
	10,435	10,487

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Social Innovation, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Accessibility. This includes strategic and business planning, financial administration and budget management, human resource management, asset and risk management, and facilities. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	2,592,987	2,739,239

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	127,506	135,104
Operating Costs	37,476	68,594
Government Transfers	2,716,067	2,852,788
Other Expenses	22,692	22,707
Internal Recoveries	(140)	(29,885)
External Recoveries	(310,614)	(310,069)
TOTAL OPERATING EXPENSES	2,592,987	2,739,239

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’

SERVICES

The mission of the Ministry of Technology, Innovation and Citizens’ Services is to grow British Columbia’s technology sector; champion innovation; and enable the delivery of cost-effective, accessible, and responsive services.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 42 — Ministry Operations	479,013	491,997

OPERATING EXPENSES	479,013	491,997

CAPITAL EXPENDITURES ²	192,436	204,659
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	500
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,923	30,842	(12,798)	18,044
Office of the Chief Information Officer	10,461	11,839	(1,380)	10,459
Logistics and Business Services	2,853	44,905	(41,996)	2,909
Real Property	269,309	386,946	(104,896)	282,050
Technology Solutions	146,049	171,425	(25,353)	146,072
Innovation and Technology	2,401	3,254	(2)	3,252
Transfers to Crown Corporations and Agencies	12,350	12,350	—	12,350
Executive and Support Services	17,667	16,863	(2)	16,861

TOTAL OPERATING EXPENSES	479,013	678,424	(186,427)	491,997

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Office of the Chief Information Officer	41,590	55,339	—	55,339
Real Property	132,275	133,752	—	133,752
Technology Solutions	18,561	15,558	—	15,558
Executive and Support Services	10	10	—	10

TOTAL CAPITAL EXPENDITURES	192,436	204,659	—	204,659

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	—	4,500	(4,000)	500
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	4,500	(4,000)	500

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Logistics and Business Services, Real Property, Technology Solutions, Innovation and Technology, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,472	16,623
BC Online	822	810
BC Registry Services	1	1
BC Stats	628	610
	17,923	18,044

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over the counter, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	10,461	10,459

Voted Appropriation Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies, and programs to support government initiatives; review of ministry information management and technology initiatives; information security; and promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also includes services related to the provision of advice and support to government in relation to the transformation of information technology and business processes. Funding may be provided to other organizations to support these initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	2,853	2,909

Voted Appropriation Description: This sub-vote provides for procurement and supply services, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; and intellectual property services to ministries and external customers. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

REAL PROPERTY

Voted Appropriation
Real Property	269,309	282,050

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	146,049	146,072

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support, and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, desktop services, identity management, security operations, voice and data communications, application hosting, and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and services described within this sub-vote.

INNOVATION AND TECHNOLOGY

Voted Appropriation
Innovation and Technology	2,401	3,252

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; developing and implementing strategies; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for projects, programs, initiatives, and trusts that support academic excellence and economic growth and diversification throughout the province. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other organizations for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Innovation Council	6,090	6,090
Knowledge Network Corporation	6,260	6,260
	12,350	12,350

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including the British Columbia Innovation Council and the Knowledge Network Corporation.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	564
Corporate Services	17,102	16,297
	17,667	16,861

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Technology, Innovation and Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, and information management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	479,013	491,997

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	119,412	118,854
Operating Costs	604,526	611,571
Government Transfers	14,065	13,965
Other Expenses	100,413	107,086
Internal Recoveries	(173,272)	(173,052)
External Recoveries	(186,131)	(186,427)
TOTAL OPERATING EXPENSES	479,013	491,997

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2015/16	2016/17

REAL PROPERTY

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,500	4,500
Receipts	(5,500)	(4,000)
Net Cash Requirement (Source)	—	500

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally; and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 43 — Ministry Operations	828,904	843,349
Vote 44 — Emergency Program Act	14,478	14,475

OPERATING EXPENSES	843,382	857,824

CAPITAL EXPENDITURES [2]	5,274	4,072
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,765	913,719	(901,851)	11,868
Public Transportation	301,201	637,845	(336,167)	301,678
Highway Operations	480,061	609,211	(116,879)	492,332
Commercial Transportation Regulation	1,548	2,528	(976)	1,552
British Columbia Pavilion Corporation	9,022	9,099	—	9,099
Emergency Management BC	14,437	17,045	(2,006)	15,039
Executive and Support Services	10,870	13,167	(1,386)	11,781
Emergency Program Act	14,478	14,476	(1)	14,475

TOTAL OPERATING EXPENSES	843,382	2,217,090	(1,359,266)	857,824

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	5,274	4,072	—	4,072

TOTAL CAPITAL EXPENDITURES	5,274	4,072	—	4,072

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 43 — MINISTRY OPERATIONS

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, British Columbia Pavilion Corporation, Emergency Management BC, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,702	2,700
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	7,851	7,951
Enhancing Economic Development	1,210	1,215
	11,765	11,868

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, Pacific Gateway, and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, service planning and performance measurement, writing services, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	107,186	107,663
Coastal Ferry Services	194,015	194,015
	301,201	301,678

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, and payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	445,751	458,004
Commercial Vehicle Safety and Enforcement	23,691	23,708
Inland Ferries	10,619	10,620
	480,061	492,332

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	490	490
Passenger Transportation Branch	1,057	1,061
	1,548	1,552

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch. The Container Trucking Commissioner issues, audits, and enforces container trucking licences and oversees key drayage industry activities. The Passenger Transportation Board approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for costs associated with the administration of Commercial Transportation legislation. Costs may be recovered from ministries, individuals, and parties external to government for services described within this sub-vote.

BRITISH COLUMBIA PAVILION CORPORATION

Voted Appropriation
British Columbia Pavilion Corporation	9,022	9,099

Voted Appropriation Description: This sub-vote provides for transfers to the British Columbia Pavilion Corporation.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	14,437	15,039

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency planning, preparedness, and mitigation activities, including flood, fire, and other hazard and disaster mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	749	867
Corporate Services	10,121	10,914
	10,870	11,781

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Transportation and Infrastructure and the Minister of State for Emergency Preparedness, including salaries, benefits, allowances, and operating expenses for the ministers and the ministers’ staff. This sub-vote also provides for the deputy ministers’ offices, and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	828,904	843,349

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 44 — EMERGENCY PROGRAM ACT

This vote provides for the programs and operations described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,478	14,475

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including preparedness, response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, agencies, organizations, other governments, and individuals for services described within this sub-vote.

VOTE 44 — EMERGENCY PROGRAM ACT	14,478	14,475

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	121,680	128,216
Operating Costs	1,755,511	1,785,230
Government Transfers	311,017	302,962
Other Expenses	1,221	1,258
Internal Recoveries	(2,577)	(576)
External Recoveries	(1,343,470)	(1,359,266)
TOTAL OPERATING EXPENSES	843,382	857,824

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATION
Vote 45 — Management of Public Funds and Debt	1,266,645	1,168,125

OPERATING EXPENSES	1,266,645	1,168,125

CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,266,642	1,169,351	(1,229)	1,168,122
Cost of Borrowing for Relending to Government Bodies	1	1,259,838	(1,259,837)	1
Cost of Financial Agreements Entered into on Behalf
of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	8,867	(8,866)	1

TOTAL OPERATING EXPENSES	1,266,645	2,438,057	(1,269,932)	1,168,125

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 45 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the programs and operations described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,266,642	1,168,122

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include costs, under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management and banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTED DESCRIPTIONS

($000)

	Estimates	Estimates
	2015/16	2016/17

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements, including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 45 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,266,645	1,168,125

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,482,856	2,438,057
External Recoveries	(1,216,211)	(1,269,932)
TOTAL OPERATING EXPENSES	1,266,645	1,168,125

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2015/16[1]	2016/17
VOTED APPROPRIATIONS
Vote 46 — Contingencies (All Ministries) and New Programs	350,000	450,000
Vote 47 — Capital Funding	1,001,447	1,303,378
Vote 48 — Commissions on Collection of Public Funds	1	1
Vote 49 — Allowances for Doubtful Revenue Accounts	1	1
Vote 50 — Tax Transfers	975,000	1,039,000
Vote 51 — Auditor General for Local Government	2,600	2,595
Vote 52 — Environmental Appeal Board and Forest Appeals Commission	2,081	2,083
Vote 53 — Forest Practices Board	3,818	3,814
Vote (Eliminated for 2016/17) — Electoral Boundaries Commission	2,000	—

OPERATING EXPENSES	2,336,948	2,800,872
CAPITAL EXPENDITURES [2]	86,640	93,373
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2015/16 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2016/17 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2015/16	2016/17 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	350,000	450,000	—	450,000
Capital Funding	1,001,447	1,303,378	—	1,303,378
Commissions on Collection of Public Funds	1	74,268	(74,267)	1
Allowances for Doubtful Revenue Accounts	1	185,718	(185,717)	1
Tax Transfers	975,000	1,039,000	—	1,039,000
Auditor General for Local Government	2,600	2,597	(2)	2,595
Environmental Appeal Board and Forest Appeals Commission	2,081	2,084	(1)	2,083
Forest Practices Board	3,818	3,816	(2)	3,814
Electoral Boundaries Commission (Eliminated for 2016/17)	2,000	—	—	—
TOTAL OPERATING EXPENSES	2,336,948	3,060,861	(259,989)	2,800,872

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	86,640	93,373	—	93,373
TOTAL CAPITAL EXPENDITURES	86,640	93,373	—	93,373

OTHER APPROPRIATIONS

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 46 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	350,000	450,000

CAPITAL EXPENDITURES
Project Reserves	86,640	93,373

VOTE 47 — CAPITAL FUNDING

(Minister of Advanced Education, Minister of Education, Minister of Health,

Minister of Natural Gas Development, and Minister of Transportation and Infrastructure)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education, the Minister of Education, the Minister of Health, the Minister of Natural Gas Development, and the Minister of Transportation and Infrastructure to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education)	205,507	307,666
Schools (Minister of Education)	392,109	454,385
Health Facilities (Minister of Health)	378,862	505,855
Housing (Minister of Natural Gas Development)	14,969	20,650
British Columbia Pavilion Corporation (Minister of Transportation and Infrastructure)	10,000	14,822
	1,001,447	1,303,378

OTHER APPROPRIATIONS

VOTED DESCRIPTIONS

($000)

Estimates	Estimates
2015/16	2016/17

VOTE 48 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Health
Minister of Advanced Education	Minister of International Trade
Minister of Agriculture	Minister of Jobs, Tourism and Skills Training
Minister of Children and Family Development	Minister of Justice
Minister of Community, Sport and Cultural Development	Minister of Natural Gas Development
Minister of Education	Minister of Public Safety and Solicitor General
Minister of Energy and Mines	Minister of Small Business and Red Tape Reduction
Minister of Environment	Minister of Social Development and Social Innovation
Minister of Finance	Minister of Technology, Innovation and Citizens’ Services
Minister of Forests, Lands and Natural Resource Operations	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Justice. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture	1	1
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1	1
Ministry of Finance	67,000	66,000
Ministry of Forests, Lands and Natural Resource Operations	1,301	1,375
Ministry of Health	878	895
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	400	400
Ministry of Natural Gas Development	1	1
Ministry of Public Safety and Solicitor General	4,962	5,093
Ministry of Small Business and Red Tape Reduction	—	1
Ministry of Social Development and Social Innovation	480	480
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(75,043)	(74,266)
	1	1

OTHER APPROPRIATIONS

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 49 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Health
Minister of Advanced Education	Minister of International Trade
Minister of Agriculture	Minister of Jobs, Tourism and Skills Training
Minister of Children and Family Development	Minister of Justice
Minister of Community, Sport and Cultural Development	Minister of Natural Gas Development
Minister of Education	Minister of Public Safety and Solicitor General
Minister of Energy and Mines	Minister of Small Business and Red Tape Reduction
Minister of Environment	Minister of Social Development and Social Innovation
Minister of Finance	Minister of Technology, Innovation and Citizens’ Services
Minister of Forests, Lands and Natural Resource Operations	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture	1	1
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	50	50
Ministry of Finance	147,000	160,400
Ministry of Forests, Lands and Natural Resource Operations	5,602	5,602
Ministry of Health	4,506	4,506
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	3,570	3,251
Ministry of Natural Gas Development	1	1
Ministry of Public Safety and Solicitor General	3,960	3,807
Ministry of Small Business and Red Tape Reduction	—	1
Ministry of Social Development and Social Innovation	8,029	8,029
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(172,787)	(185,716)
	1	1

OTHER APPROPRIATIONS

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 50 — TAX TRANSFERS
(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	195,000	195,000
BC Early Childhood Tax Benefit	146,000	145,000
Sales Tax Credits	50,000	55,000
Small Business Venture Capital Tax Credits	25,000	27,000
BC Family Bonus	200	200
Other Personal Income Tax Credits	42,800	52,800
Film and Television Tax Credits	80,000	90,000
Production Services Tax Credits	252,500	310,000
Scientific Research and Experimental Development Tax Credits	68,000	66,000
Interactive Digital Media Tax Credits	50,000	45,000
Other Corporate Income Tax Credits	65,500	53,000
	975,000	1,039,000

VOTE 51 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Community, Sport and Cultural Development)

This vote provides for the operations of the office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,600	2,595

VOTE 52 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation, administrative, and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government, and organizations for services described within this vote.

OPERATING EXPENSES
Environmental Appeal Board	312	312
Forest Appeals Commission	310	310
Administration and Support Services	1,459	1,461
	2,081	2,083

OTHER APPROPRIATIONS

VOTED DESCRIPTIONS
($000)

Estimates	Estimates
2015/16	2016/17

VOTE 53 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,818	3,814

VOTE (Eliminated for 2016/17) — ELECTORAL BOUNDARIES COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, will make recommendations for electoral boundaries under the current electoral system.

OPERATING EXPENSES
Electoral Boundaries Commission	2,000	—

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	5,108	4,610
Operating Costs	5,373	3,866
Government Transfers	1,976,447	2,342,378
Other Expenses	597,860	710,010
Internal Recoveries	(3)	(3)
External Recoveries	(247,837)	(259,989)
TOTAL OPERATING EXPENSES	2,336,948	2,800,872

SCHEDULES

A               — General Fund Operating Expenses and Capital Expenditures Reconciliation — 2015/16

B               — General Fund Special Accounts Summary

C               — Financing Transactions — Capital Expenditures

D               — Financing Transactions — Loans, Investments and Other Requirements

E                — Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F                 — Summary of Ministerial Accountability for Operating Expenses

G               — Estimated Consolidated Revenue Fund Operating Result

H              — Major Service Delivery Agencies Estimated Revenues and Expenses

I                   — Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 16/17

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2015/16

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Advanced Education
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	1,960,606	504
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Government Communications and Public Engagement funding	572	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	1,961,178	504

Finance
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	219,893	473
Transfer from Ministries
December 2015 Government Reorganization	13,774	—
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Corporate Signing Authority System funding	17	—
Transfer to Ministry of Health
Temporary Premium Assistance Program funding	(602)	—
Other Adjustment
Restatement for the reclassification of Medical Services Plan recoveries	15,000	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	248,082	473

Forests, Lands and Natural Resource Operations
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	608,287	54,098
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(147)	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	608,140	54,098

Health
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	17,444,433	5,597
Transfer from Ministry of Finance
Temporary Premium Assistance Program funding	602	—
Transfer from Ministry of Social Development and Social Innovation
Nursing Services funding	588	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(161)	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	17,445,462	5,597

Jobs, Tourism and Skills Training
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	198,860	1,867
Transfer to Ministries
July 2015 Government Reorganization	(2,783)	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Wood Innovation and Design Centre funding	(698)	(1,863)
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	195,379	4

Justice
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	1,172,381	13,224
Transfer to Ministries
December 2015 Government Reorganization	(667,454)	(9,253)
July 2015 Government Reorganization	(30,040)	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(125)	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	474,762	3,971

ESTIMATES, 16/17

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2015/16

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Public Safety and Solicitor General
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	—	—
Transfer from Ministries
December 2015 Government Reorganization	667,454	9,253
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Building Occupancy Charges funding	644	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	668,098	9,253

Small Business and Red Tape Reduction
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	—	—
Transfer from Ministries
July 2015 Government Reorganization	2,914	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	2,914	—

Social Development and Social Innovation
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	2,593,575	2,938
Transfer to Ministry of Health
Nursing Services funding	(588)	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	2,592,987	2,938

Technology, Innovation and Citizens’ Services
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	492,889	190,573
Transfer from Ministries
Centralization of Building Occupancy Charges funding	433	—
Transfer from Ministry of Jobs, Tourism and Skills Training
Wood Innovation and Design Centre funding	698	1,863
Transfer to Ministries
December 2015 Government Reorganization	(13,774)	—
Transfer to Ministry of Advanced Education
Government Communications and Public Engagement funding	(572)	—
Transfer to Ministry of Finance
Corporate Signing Authority System funding	(17)	—
Transfer to Ministry of Public Safety and Solicitor General
Building Occupancy Charges funding	(644)	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	479,013	192,436

Transportation and Infrastructure
Total Operating Expenses and Capital Expenditures — 2015/16 Estimates	813,473	5,274
Transfer from Ministries
July 2015 Government Reorganization	29,909	—
Total Operating Expenses and Capital Expenditures — 2015/16 Restated	843,382	5,274

All Special Offices, Ministries and Other Appropriations
Total General Fund Operating Expenses and Capital Expenditures — 2015/16 Estimates	37,183,000	391,868
Total Transfers from Special Offices, Ministries and Other Appropriations	717,605	11,116
Total Transfers to Special Offices, Ministries and Other Appropriations	(717,605)	(11,116)
Restatement for the reclassification of Medical Services Plan recoveries	15,000	—
Total General Fund Operating Expenses and Capital Expenditures — 2015/16 Restated	37,198,000	391,868

ESTIMATES, 16/17

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2017)
($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2016	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment	March 31, 2017

Special Accounts¹
BC Arts and Culture Endowment special account	7,969	3,100	(2,500)	—	—	—	—	8,569
BC Timber Sales Account	345,813	276,770	(181,659)	(100,000)	(87,582)	(46,235)	99,973	307,080
British Columbia Training and Education Savings Program	460,933	2,973	(30,001)	45,828	—	—	—	479,733
Civil Forfeiture Account	7,191	—	—	—	—	—	—	7,191
Corrections Work Program Account	3,276	1,350	(1,281)	—	—	—	60	3,405
Criminal Asset Management Fund	5,431	—	—	—	—	—	—	5,431
Crown Land special account	50,000	120,628	(20)	(120,638)	30	—	—	50,000
First Citizens Fund	241	1,650	(1,650)	—	—	—	—	241
First Nations Clean Energy Business Fund special account	4,201	3,305	(2,962)	—	—	—	—	4,544
Forest Stand Management Fund	11,365	—	—	—	—	—	—	11,365
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	95,706	12,884	(14,104)	—	—	—	—	94,486
Innovative Clean Energy Fund special account	4,815	6,000	(2,299)	—	—	—	—	8,516
Insurance and Risk Management Account	509,430	21,790	(4,178)	—	—	—	391	527,433
Northern Development Fund	175	575	(500)	—	—	—	—	250
Park Enhancement Fund special account	3,118	1,900	(1,800)	—	—	(400)	—	2,818
Physical Fitness and Amateur Sports Fund	148	1,700	(1,700)	—	—	—	—	148
Production Insurance Account	40,612	25,500	(20,800)	—	—	—	—	45,312
Provincial Home Acquisition Wind Up special account	15,474	5	(10)	—	5	—	—	15,474
Public Guardian and Trustee Operating Account	26,259	8,795	(8,795)	—	—	(363)	322	26,218
Sustainable Environment Fund	11,581	19,900	(18,935)	—	—	—	—	12,546
Teachers Act Special Account	3,119	6,407	(7,607)	—	—	—	—	1,919
University Endowment Lands Administration Account	33,725	8,442	(8,442)	—	—	—	—	33,725
Victim Surcharge Special Account	37,659	12,000	(13,504)	—	—	—	—	36,155
	1,678,241	682,924	(469,997)	(174,810)	(87,547)	(46,998)	100,746	1,682,559

Transfers from Voted Appropriations to Special Accounts[4]
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,795)	8,795	—	—	—	—	—
	—	(17,595)	17,595	—	—	—	—	—

Total Special Accounts (net of transfers)	1,678,241	665,329	(452,402)	(174,810)	(87,547)	(46,998)	100,746	1,682,559

1           A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2           Transfers from (to) the General Fund consist of changes in statutory spending authority.

3           Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

4           Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations.

This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 13.

ESTIMATES, 16/17

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2017)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net Cash
					Requirement
	Capital Spending	P3 Liabilities	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriation	386,599	—	—	386,599	386,599
Special Accounts ¹	46,998	—	—	46,998	46,998
Service Delivery Agencies	3,817,020	(210,635)	(752,206)	3,606,385	2,854,179
Total	4,250,617	(210,635)	(752,206)	4,039,982	3,287,776

Legislative Assembly	2,422	—	—	2,422	2,422
Officers of the Legislature	1,305	—	—	1,305	1,305
Office of the Premier	1	—	—	1	1
Ministry of Aboriginal Relations and Reconciliation	1	—	—	1	1
Ministry of Advanced Education	504	—	—	504	504
Ministry of Agriculture	1,168	—	—	1,168	1,168
Ministry of Children and Family Development	1,519	—	—	1,519	1,519
Ministry of Community, Sport and Cultural Development	1,074	—	—	1,074	1,074
Ministry of Education	1,138	—	—	1,138	1,138
Ministry of Energy and Mines	755	—	—	755	755
Ministry of Environment	17,937	—	—	17,937	17,937
Ministry of Finance	437	—	—	437	437
Ministry of Forests, Lands and Natural Resource Operations	72,653	—	—	72,653	72,653
Ministry of Health	3,948	—	—	3,948	3,948
Ministry of International Trade	1	—	—	1	1
Ministry of Jobs, Tourism and Skills Training	4	—	—	4	4
Ministry of Justice	5,930	—	—	5,930	5,930
Ministry of Natural Gas Development	1	—	—	1	1
Ministry of Public Safety and Solicitor General	16,342	—	—	16,342	16,342
Ministry of Small Business and Red Tape Reduction	319	—	—	319	319
Ministry of Social Development and Social Innovation	4,034	—	—	4,034	4,034
Ministry of Technology, Innovation and Citizens’ Services	204,659	—	—	204,659	204,659
Ministry of Transportation and Infrastructure	4,072	—	—	4,072	4,072
Project Reserves ²	93,373	—	—	93,373	93,373
General Fund Total ³	433,597	—	—	433,597	433,597

Health Facilities	1,193,140	(172,959)	(325,704)	1,020,181	694,477
Schools	519,592	—	(9,767)	519,592	509,825
Post-secondary Institutions	921,423	(35,856)	(174,834)	885,567	710,733
Transportation	1,018,243	(1,820)	(241,751)	1,016,423	774,672
Other	164,622	—	(150)	164,622	164,472
Service Delivery Agencies Total [4]	3,817,020	(210,635)	(752,206)	3,606,385	2,854,179
Total	4,250,617	(210,635)	(752,206)	4,039,982	3,287,776

1     The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2016/17 Estimates.

2     Administered by the Minister of Finance.

3     The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4     The total net cash requirement (source) from service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 16/17

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ¹
(for the Fiscal Year Ending March 31, 2017)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Requirement
	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriations	(206,931)	392,107	185,176
Special Accounts	(35)	87,582	87,547
Service Delivery Agencies	(50,723)	0	(50,723)
Total	(257,689)	479,689	222,000

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Environment
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	13,000	13,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(13,000)	2,650	(10,350)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(64,000)	132,000	68,000
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(8,000)	75	(7,925)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims, and other disbursements	(5)	—	(5)
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	87,582	87,582
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	(30)	—	(30)
Tourism Development — Development of land for sale in future years	—	600	600
Ministry of Justice
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	(2,900)	2,900	—
Ministry of Technology, Innovation and Citizens’ Services
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	(4,000)	4,500	500
General Fund Total	(206,966)	479,689	272,723
Service Delivery Agencies ²	(50,723)	—	(50,723)

Total	(257,689)	479,689	222,000

¹Further information on these financing transactions is included in the relevant ministry section of the Estimates.

²      The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 16/17

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ¹
(for the Fiscal Year Ending March 31, 2017)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
			Requirements
	Receipts	Disbursements	(Source)

Ministry of Finance
BC Transit	(12,000)	12,000	—
BC Transportation Financing Authority	(430,000)	430,000	—
Cowichan Tribes	(3,000)	3,000	—
Municipalities or Eligible Entities	(41,000)	41,000	—
Rural Areas	(338,000)	338,000	—
South Coast British Columbia Transportation Authority	(356,000)	356,000	—

Ministry of Forests, Lands and Natural Resource Operations
Habitat Conservation Trust	(6,380)	6,380	—

Ministry of Natural Gas Development
Oil and Gas Commission	(32,617)	32,617	—
General Fund Total	(1,218,997)	1,218,997	—

1     Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 16/17

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F
(for the Fiscal Year Ending March 31, 2017)
($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2016/17 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2016/17 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2016/17 Estimates.

		Voted Appropriation	2016/17
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2016/17 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	8,998	8,998

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	81,160	81,160

Minister of Advanced Education¹	Ministry of Advanced Education	1,985,501
	Capital Funding	307,666	2,293,167

Minister of Agriculture	Ministry of Agriculture	69,472	69,472

Minister of Children and Family Development	Ministry of Children and Family Development	1,451,160	1,451,160

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	245,937
	Auditor General for Local Government	2,595	248,532

Minister of Education¹	Ministry of Education	5,571,246
	Capital Funding	454,385	6,025,631

Minister of Energy and Mines	Ministry of Energy and Mines	25,912	25,912

Minister of Environment	Ministry of Environment	129,010	129,010

Minister of Finance	Ministry of Finance	249,235
	Management of Public Funds and Debt	1,168,125
	Contingencies (All Ministries) and New Programs	450,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,039,000	2,906,362

¹The Ministers of Advanced Education, Education, Health, Natural Gas Development, and Transportation and Infrastructure each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 47.

ESTIMATES, 16/17

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2017)
($000)

		Voted Appropriation	2016/17
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2016/17 Estimates	Expenses (net)	Amount

Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	489,312
	Forest Practices Board	3,814	493,126

Minister of Health¹	Ministry of Health	17,820,706
	Capital Funding	505,855	18,326,561

Minister of International Trade	Ministry of International Trade	50,291	50,291

Minister of Jobs, Tourism and Skills Training	Ministry of Jobs, Tourism and Skills Training	196,234	196,234

Minister of Justice and Attorney General	Ministry of Justice	490,996
	Environmental Appeal Board and Forest Appeals Commission	2,083
	Electoral Boundaries Commission (Eliminated for 2016/17)	—	493,079

Minister of Natural Gas Development¹	Ministry of Natural Gas Development	438,816
	Capital Funding	20,650	459,466

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	666,552	666,552

Minister of Small Business and Red Tape	Ministry of Small Business and Red Tape Reduction	3,862	3,862
Reduction

Minister of Social Development and Social Innovation	Ministry of Social Development and Social Innovation	2,739,239	2,739,239

Minister of Technology, Innovation and Citizens’ Services	Ministry of Technology, Innovation and Citizens’ Services	491,997	491,997

Minister of Transportation and Infrastructure¹	Ministry of Transportation and Infrastructure	857,824
	Capital Funding	14,822	872,646

	Total Estimated Amount		38,032,457

	Not Applicable
	Legislative Assembly	69,565
	Officers of the Legislature	53,576
	Total Voted Appropriations	38,155,598

¹The Ministers of Advanced Education, Education, Health, Natural Gas Development, and Transportation and Infrastructure each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 47.

ESTIMATES, 16/17

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G
GENERAL FUND
($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

		Revenue Summary [3]
22,448,000	23,560,000	Taxation revenue	23,606,000
2,599,000	2,379,000	Natural resource revenue	2,198,000
3,401,000	3,378,000	Other revenue	3,552,000
6,286,000	6,284,000	Contributions from the Federal government	6,634,000
2,407,000	2,437,000	Contributions from the self-supported Crown corporations	2,409,000
—	—	Transfers from the BC Prosperity Fund	—
37,141,000	38,038,000	Total General Fund Revenue	38,399,000

		Expense Summary [4]
69,565	69,565	Legislative Assembly	69,565
52,387	55,387	Officers of the Legislature	53,576
9,028	9,028	Office of the Premier	8,998
86,883	86,883	Ministry of Aboriginal Relations and Reconciliation	85,772
1,961,178	1,961,178	Ministry of Advanced Education	1,985,501
80,229	80,229	Ministry of Agriculture	81,472
1,378,927	1,378,927	Ministry of Children and Family Development	1,451,160
228,470	228,470	Ministry of Community, Sport and Cultural Development	258,579
5,498,443	5,549,443	Ministry of Education	5,608,854
27,825	40,825	Ministry of Energy and Mines	28,211
150,467	150,467	Ministry of Environment	149,745
248,082	262,082	Ministry of Finance	253,423
608,140	922,140	Ministry of Forests, Lands and Natural Resource Operations	670,991
17,445,462	17,445,462	Ministry of Health	17,967,956
48,521	48,521	Ministry of International Trade	50,291
195,379	195,379	Ministry of Jobs, Tourism and Skills Training	196,734
474,762	474,762	Ministry of Justice	490,996
444,265	444,265	Ministry of Natural Gas Development	452,920
668,098	668,098	Ministry of Public Safety and Solicitor General	681,337
2,914	2,914	Ministry of Small Business and Red Tape Reduction	3,862
2,592,987	2,592,987	Ministry of Social Development and Social Innovation	2,739,239
479,013	479,013	Ministry of Technology, Innovation and Citizens’ Services	491,997
843,382	923,382	Ministry of Transportation and Infrastructure	857,824
1,266,645	1,187,621	Management of Public Funds and Debt	1,168,125
2,336,948	2,286,972	Other Appropriations	2,800,872
37,198,000	37,544,000	Total Appropriations	38,608,000
(20,000)	(16,000)	Elimination of transactions between appropriations [5]	(16,000)
—	(33,000)	Reversal of prior year over accruals	—
—	100,000	Transfers to the BC Prosperity Fund	—
37,178,000	37,595,000	Total General Fund Expense	38,592,000
(37,000)	443,000	General Fund Operating Result	(193,000)

1         Figures other than appropriations have been rounded to the nearest million.

2         The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

3         Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4         Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

5         Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 16/17

ESTIMATED CONSOLIDATED REVENUE OPERATING FUND OPERATING RESULT [1]	Schedule G
BC PROSPERITY FUND
($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

		Revenue Summary
—	—	Investment earnings	3,000
—	100,000	Transfers from the General Fund	—
—	100,000	Total BC Prosperity Fund Revenue	3,000

		Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
—	100,000	BC Prosperity Fund Operating Result	3,000

ESTIMATED CONSOLIDATED REVENUE OPERATING FUND OPERATING RESULT [1]
CONSOLIDATED REVENUE FUND SUMMARY
($000)

Estimates [2]	Forecast [2]		Estimates
2015/16	2015/16		2016/17

		Revenue Summary [3]
37,126,000	38,038,000	General Fund revenue	38,399,000
—	100,000	BC Prosperity Fund revenue	3,000
—	(100,000)	Elimination of inter-fund transfers	—
37,126,000	38,038,000	Total Consolidated Revenue Fund Revenue	38,402,000

		Expense Summary [4]
37,163,000	37,595,000	General Fund expense	38,592,000
—	—	BC Prosperity Fund expense	—
—	(100,000)	Elimination of inter-fund transfers	—
37,163,000	37,495,000	Total Consolidated Revenue Fund Expense	38,592,000
(37,000)	543,000	Consolidated Revenue Fund Operating Result	(190,000)

1     Figures other than appropriations have been rounded to the nearest million.

2     The 2015/16 Estimates and Forecast amounts have been restated to be consistent with the 2016/17 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

3     Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4     Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 16/17

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H
($000)

Estimates	Forecast		Estimates
2015/16	2015/16		2016/17

		School Districts
5,798,800	5,854,700	Revenue	5,901,200
(5,786,600)	(5,828,000)	Expense	(5,860,900)
12,200	26,700		40,300
		Universities
4,324,100	4,353,700	Revenue	4,496,800
(4,251,900)	(4,279,100)	Expense	(4,426,400)
72,200	74,600		70,400
		Colleges and Institutes
1,133,000	1,172,000	Revenue	1,164,700
(1,129,600)	(1,167,400)	Expense	(1,159,800)
3,400	4,600		4,900
		Health Authorities and Hospital Societies
13,717,300	13,862,100	Revenue	13,798,000
(13,446,500)	(13,584,500)	Expense	(13,797,900)
270,800	277,600		100
		Community Living British Columbia
852,500	854,400	Revenue	896,800
(852,500)	(854,400)	Expense	(896,800)
—	—		—
		British Columbia Housing Management Commission
657,500	644,600	Revenue	678,500
(657,500)	(644,600)	Expense	(678,500)
—	—		—
		British Columbia Pavilion Corporation
115,000	118,400	Revenue	114,200
(127,500)	(127,700)	Expense	(125,200)
(12,500)	(9,300)		(11,000)
		British Columbia Transit
318,400	295,300	Revenue	314,100
(318,400)	(295,300)	Expense	(314,100)
—	—		—
		BC Transportation Financing Authority
619,900	623,100	Revenue	656,100
(1,105,800)	(1,070,300)	Expense	(1,187,300)
(485,900)	(447,200)		(531,200)
		Provincial Rental Housing Corporation
229,100	109,000	Revenue	334,700
(55,100)	(51,800)	Expense	(50,700)
174,000	57,200		284,000

1     Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 16/17

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I
(for the Fiscal Year Ending March 31, 2017)
(FTEs)

Estimates	Forecast		Estimates
2015/16	2015/16		2016/17

26,500	27,000	Ministries and special offices (General Fund)	27,400
4,821	4,784	Service delivery agencies	4,823
31,321	31,784	Total taxpayer-supported staff utilization	32,223

1     Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 16/17

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries - includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs - includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•                  Employee Benefits - includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•                  Legislative Salaries and Indemnities - includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts - Fees and Expenses - includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel - includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•                  Centralized Management Support Services - includes central agency charges to ministries for services such as legal services.

•                  Professional Services - includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems - Operating - includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                  Office and Business Expenses - includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications - includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications - includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials and Supplies - includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles - includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                  Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges - includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 16/17

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                  Transfers - Grants - includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                  Transfers — Entitlements - includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•                  Transfers — Shared Cost Arrangements - includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts - includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt - includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses - includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts - includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund - includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue related accounts.

•                Recoveries External to the Government Reporting Entity - includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                  Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                  Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                  Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                  Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                  Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

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